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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Bank of Hawaii Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your VOTE is important!

Notice of 2006
Annual Meeting of Shareholders
and Proxy Statement

Meeting Date: April 28, 2006

Bank of Hawaii Corporation

130 Merchant Street
Honolulu, Hawaii 96813

BANK OF HAWAII CORPORATION
130 Merchant Street
Honolulu, Hawaii 96813

         March 17, 2006

Dear Shareholder:

        The 2006 Annual Meeting of shareholders of Bank of Hawaii Corporation will be held on Friday, April 28, 2006 at 8:30 a.m. on the Sixth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii. Each shareholder may be asked to present valid picture identification. Shareholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

        The Notice of Meeting and Proxy Statement accompanying this letter describe the business we will consider and vote upon at the meeting. A report to shareholders on the affairs of Bank of Hawaii Corporation also will be given, and shareholders will have the opportunity to discuss matters of interest concerning the Company.

        For reasons explained in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR all proposals.

        Your vote is very important.    Please complete, sign, date and return the enclosed proxy card and mail it promptly in the enclosed postage-paid return envelope, even if you plan to attend the Annual Meeting. You may also vote by telephone or electronically via the Internet. If you wish to do so, your proxy may be revoked at any time before voting occurs.

        On behalf of the Board of Directors, thank you for your cooperation and support.

Sincerely,

ALLAN R. LANDON Chairman of the Board, Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held April 28, 2006

To Our Shareholders:

        The Annual Meeting of shareholders of Bank of Hawaii Corporation will be held on Friday, April 28, 2006, at 8:30 a.m. on the Sixth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii, for the following purposes:

  1.
  To elect four Class II Directors for terms expiring in 2009 and one Class I Director for a term expiring in 2008.

  2.
  To approve an amendment to the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan (the "Plan") to increase the number of shares of common stock available for grant under the Plan.

  3.
  To ratify the selection of an independent registered public accounting firm.

  4.
  To transact any other business that may be properly brought before the meeting.

        The Board of Directors recommends that shareholders vote FOR all proposals.

        Shareholders of record of Bank of Hawaii Corporation common stock (NYSE: BOH) at the close of business on February 28, 2006 are entitled to attend the meeting and vote on the business brought before it.

        We look forward to seeing you at the meeting. However, if you cannot attend the meeting, your shares may still be voted if you complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid return envelope. You also may vote by telephone or electronically via the Internet. The accompanying proxy statement, also available online at www.boh.com, provides certain background information that will be helpful in deciding how to cast your vote on business transacted at the meeting.

                      By Order of the Board of Directors

                      CYNTHIA G. WYRICK
                       Executive Vice President and Corporate Secretary
                      Bank of Hawaii Corporation

Honolulu, Hawaii
Dated: March 17, 2006

IMPORTANT

  Please sign and return the enclosed proxy card or vote by telephone or on the Internet as promptly as possible. This will save the expense of a supplementary solicitation.

  Thank you for acting promptly.

PROXY STATEMENT

        The Board of Directors (the "Board") of Bank of Hawaii Corporation is soliciting the enclosed proxy for the Company's 2006 annual meeting. Bank of Hawaii Corporation, together with its subsidiaries, including its banking subsidiary, Bank of Hawaii (the "Bank"), are collectively referred to herein as "Bank of Hawaii" or the "Company". The proxy statement, proxy card, and the Company's Annual Report to Shareholders and Annual Report on Form 10-K are being distributed to the Company's shareholders on or about March 17, 2006.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:
What am I voting on?

A:
The election of directors, an amendment to the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan and ratification of the selection of an independent registered public accounting firm.

Q:
Who can vote at the annual meeting?

A:
Holders of Bank of Hawaii's common stock, par value $0.01 per share, as of the close of business on February 28, 2006 (the "Record Date") can attend and vote at the annual meeting. Each share of common stock is entitled to one vote. On the Record Date, there were 51,189,789 shares of common stock issued and outstanding.

Q:
How many votes do we need to hold the annual meeting?

A:
The holders of at least one-third of the outstanding common stock on the Record Date entitled to vote at the annual meeting must be present to conduct business. That amount is called a quorum. Shares are counted as present at the meeting if a shareholder entitled to vote is present and votes at the meeting, has submitted a properly signed proxy, or has properly voted by telephone or via the Internet. We also count abstentions and broker non-votes for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Q:
What shares can I vote?

A:
You may vote all shares you own on the Record Date. The enclosed proxy card shows the number of shares you may vote.

Q:
How can I vote my shares in person at the annual meeting?

A:
If you are a shareholder of record, you can attend the annual meeting and vote in person the shares you hold directly in your name as the shareholder of record. If you choose to do that, please bring the enclosed proxy card and proof of identification. If you hold your shares as a beneficial owner, you must vote your shares through your broker or other nominee.

  Even if you plan to attend the annual meeting, we recommend you also submit your proxy so your vote will be counted if you later decide not to attend the annual meeting.

Q:
How can I vote my shares without attending the annual meeting?

A:
You may direct your vote without attending the annual meeting. You can do that via the Internet, by telephone, or by mail. If your shares are held by a broker or other nominee, you will receive instructions that you must follow to have your shares voted. If you hold your shares as the shareholder of record, you may instruct the proxies how to vote your shares, using the toll free telephone number or the Internet voting site listed on the proxy card, or by signing, dating, and mailing the proxy card in the prepaid and addressed envelope we have provided you. Please refer to the summary instructions below and those on your proxy card, or, for shares held in street name, the voting instruction card sent by your broker or nominee.

  Mail.    You may mail your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.

  Internet.    If you have Internet access, you may submit your proxy from anywhere, following the "Vote by Internet" instruction on your proxy card.

  Telephone.    If you live in the United States, you may submit your proxy by following the "Vote by Phone" instructions on the proxy card.

Q:
May I change my vote?

A:
Yes. You may change your proxy instructions any time before the vote at the annual meeting. For shares you hold as shareholder of record, you may change your vote by granting a new proxy or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you vote at the meeting. For shares you hold as beneficial owner, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:
Where can I find the voting results of the annual meeting?

A:
We will announce voting results at the annual meeting. We also will publish those results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2006.

Q:
Who will count the votes?

A:
Georgeson Shareholder Communications, Inc. will count and tabulate the votes.

Q:
What are the voting procedures?

A:
Directors are elected by a plurality of votes cast. Nominees who receive the most votes will be elected. All other proposals require the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the meeting. For all proposals other than the election of directors, broker non-votes will be treated as not entitled to vote and so will not affect the outcome, although abstentions will have the same effect as negative votes.

Q:
Is my vote confidential?

A:
Yes. Proxy instructions, ballots, and voting tabulations that identify the individual shareholders are handled to protect your privacy. Your vote will not be disclosed within Bank of Hawaii or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, and (iii) to facilitate a successful proxy solicitation by our Board. Occasionally, shareholders write comments on their proxy cards, which are forwarded to Bank of Hawaii management.

Q:
Who will bear the cost of soliciting proxies?

A:
We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will on behalf of the Board solicit proxies from shareholders, personally, and by telephone, the Internet, facsimile, or other means. None of those employees will receive any additional or special compensation for doing that task. We have retained Georgeson Shareholder

  Communications, Inc., 17 State Street, New York, New York 10004 to assist in the solicitation of proxies for an estimated fee of $10,000, plus reasonable out-of-pocket costs and expenses. We will, upon request, reimburse brokers or other nominees for their reasonable out-of-pocket expenses in forwarding proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Q:
What does it mean if I get more than one proxy card?

A:
It means your shares are registered differently and are in more than one account. Sign and return all proxy cards or vote each proxy card by telephone or Internet, to ensure all your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name and address. You may do that by contacting our transfer agent, Continental Stock Transfer & Trust Company (1-800-509-5586).

Q:
May I propose actions for consideration at next year's annual meeting of shareholders?

A:
Yes. You may submit proposals for consideration at the 2007 shareholder meeting by presenting your proposal in writing to the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813 and in accordance with the following schedule and requirements.

  Proposals To Be Included In The Proxy Statement and Voted On At The Meeting.    Proposals that shareholders wish to have included in the proxy statement for the 2007 annual meeting of shareholders must be made in accordance with U. S. Securities and Exchange Commission ("SEC") Rule 14a-8. Proposals must be received by the Company's Corporate Secretary on or before November 17, 2006 at the above address.

  Proposals To Be Voted On At The Meeting Only.    Under our By-Laws, for a shareholder to bring a proposal before the 2007 annual meeting, Bank of Hawaii must receive the written proposal no later than 80 days nor earlier than 90 days before the first anniversary of the 2006 annual meeting; in other words, no later than February 8, 2007 and no earlier than January 29, 2007. (Please refer to Section 1.12 of Bank of Hawaii's By-Laws.) The proposal also must contain the information required in the By-Laws. If you wish to make one or more nominations for election to the Board, the required information includes, among other things, the written consent of such individual to serve as director and (i) the name, age, business address and, if known, residence address of each nominee proposed in person, (ii) the principal occupation or employment of each nominee, and (iii) the number of shares of Bank of Hawaii stock each nominee beneficially owns. These advance notice provisions are separate from the requirements a shareholder must meet to have a proposal included in the proxy statement under SEC rules. By complying with these provisions, a shareholder may present a proposal in person at the meeting, but will not be entitled to have the proposal included in the Company's proxy statement. In addition, persons holding proxies may exercise discretionary authority to vote against such proposals.

Q:
Where can I find out more information about the Company before the annual meeting?

A:
You can find more information about the Company on-line at: www.boh.com.

PROPOSAL 1: ELECTION OF DIRECTORS

BOARD OF DIRECTORS

        The Company's Certificate of Incorporation provides that the Board shall consist of not less than three, nor more than fifteen persons as established from time to time by resolution of the Board. The Board has fixed the number of directors at twelve, divided into three classes, with the terms of office of one class expiring each year. Nominees for election are described below. Each nominee has consented to serve. All nominees are currently serving on the Company's Board, with the exception of Mr. Lucien (Class I), who has been nominated to fill a vacancy on the Board. The nominees were originally proposed by the Nominating and Corporate Governance Committee. If a nominee below is not a candidate at the time of the annual meeting, then the proxy holders may vote for the remaining nominees and other persons as they may determine.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.

NOMINEES FOR ELECTION FOR CLASS II DIRECTORS WITH TERMS EXPIRING IN 2009

Name, Age, and Year First Elected as Director	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held
S. Haunani Apoliona; 57; 2004	Chairperson and Trustee, Office of Hawaiian Affairs ("OHA") (entity established by the Constitution of the State of Hawaii to improve the conditions and protect the entitlements of Native Hawaiians) since 2000; Trustee, OHA from 1996 to 2000.	—
Clinton R. Churchill; 62; 2001	Trustee, The Estate of James Campbell (an organization administering the assets held in trust under the will of James Campbell) since 1992 (Chairman 1998, 2000, 2004).	—
David A. Heenan; 66; 1993	Trustee, The Estate of James Campbell (an organization administering the assets held in trust under the will of James Campbell) since 1995 (Chairman 1999, 2001).	Maui Land & Pineapple Co., Inc.
Allan R. Landon; 57; 2004	Chairman, Chief Executive Officer and President of the Company since September 2004; President and Chief Operating Officer from April 2004 to September 2004; President, Chief Financial Officer and Treasurer from 2003 to 2004; Vice Chairman, Chief Financial Officer and Treasurer from 2001 to 2003; Executive Vice President and Director of Risk Management from 2000 to 2001.	—

NOMINEE FOR ELECTION FOR CLASS I DIRECTOR WITH TERM EXPIRING IN 2008

Name, Age, and Year First Elected as Director	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held
Kent T. Lucien; 52	Chief Executive Officer Operations, C. Brewer & Co. Ltd., (a Hawaii Corporation engaged in agriculture, real estate and power production) since 2001; Executive Vice President and Chief Financial Officer, C. Brewer & Co. Ltd. from 1991 to 2001.	Maui Land & Pineapple Co., Inc.

CLASS I DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2008

Name, Age, and Year First Elected as Director	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held
Michael J. Chun; 62; 2004	President and Headmaster of Kamehameha Schools—Kapalama (a college preparatory school serving children of Hawaiian ancestry) since 2001; President of Kamehameha Schools from 1998-2001.	Alexander & Baldwin, Inc.
Robert Huret; 60; 2000	Managing Member of Financial Technology Management (a venture capital management company) since 1998; Senior Consultant, Financial Services Group at Montgomery Securities from 1984 to 1998.	—
Donald M. Takaki; 64; 1997	Chairman and Chief Executive Officer, HawkTree International, Inc. (a diversified holding company engaged in transportation, leasing, business records management and real estate) since 1999; Chairman and Chief Executive Officer, Island Movers, Inc. (a transportation service company) since 1964; President, Transportation Concepts, Inc. (a transportation leasing company) since 1988 and General Partner, Don Rich Associates (a real estate development company) since 1979.	—

CLASS III DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2007

Name, Age, and Year First Elected as Director	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held
Mary G.F. Bitterman; 61; 1994	President and Trustee, the Bernard Osher Foundation since 2004; Director, Osher Lifelong Learning Institutes (a non-profit organization dedicated to providing continuing education opportunities through affiliations with colleges and universities) since 2003; President and Chief Executive Officer, The James Irvine Foundation (an organization administering the assets of the charitable trust of James Irvine) from 2002 to 2003; President and Chief Executive Officer, KQED, Inc. (a public broadcasting center) from 1993 to 2002.	—
Martin A. Stein; 65; 1999	Partner, RSA Ventures since 1999 (a venture capital company that invests in new technology companies); Chief Executive Officer and President, Sonoma Mountain Ventures, LLC (strategic and technology consulting and venture capital) 1998 to 2004.	—
Barbara J. Tanabe; 57; 2004	Owner and Partner, Ho'akea Communications, LLC (a communication and community building company) since 2003; Owner and Partner, Ho'akea (a public affairs company) from 2001 to 2003; Managing Director, Pacific Century Inc. (a business consulting company) from 1995.	—
Robert W. Wo, Jr.; 53; 2002	President and Director, C.S. Wo & Sons, Ltd. (a furniture retailer) since 1984.	—

BENEFICIAL OWNERSHIP

         At the close of business on February 17, 2006, Bank of Hawaii had 51,106,794 shares of its common stock outstanding. As of February 17, 2006, this table shows how much Bank of Hawaii common stock was owned by (i) its directors and nominees, (ii) the executive officers named in the Summary Compensation table on page 23 (the "named executive officers"), and (iii) entities that are known by us to own beneficially more than five percent of Bank of Hawaii's common stock. Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of common stock beneficially owned. Share ownership has been computed in accordance with SEC rules and does not necessarily indicate beneficial ownership for any other purpose.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Name	Number of Shares Beneficially Owned		Right to Acquire Within 60 Days	Total	Percent of Outstanding Shares as of 02-17-06
Private Capital Management L.P. 8889 Pelican Blvd. Naples, Florida 34108	3,978,801		-0-	3,978,801	7.8	%(1)
Goldman Sachs Asset Management, L.P. 32 Old Slip New York, New York 10005	3,359,337		-0-	3,359,337	6.5	%(1)
Barclays Global Investors, NA. Barclays Global Fund Advisors Barclays Global Investors, Ltd. Barclays Global Investors Japan Trust and Banking Company Limited 45 Fremont Street San Francisco, CA 94105	3,152,138		-0-	3,152,138	6.1	%(1)
S. Haunani Apoliona	2,571	(2)	16,800	19,371	*
Mary G.F. Bitterman	15,567	(2)(3)	20,000	35,567	*
Michael J. Chun	5,355	(2)	17,000	22,355	*
Clinton R. Churchill	7,506	(2)(6)	17,000	24,506	*
David A. Heenan	18,133	(2)(5)	22,000	40,133	*
Robert Huret	9,568	(2)	12,000	21,568	*
Kent T. Lucien	-0-		-0-	-0-	*
Martin A. Stein	1,755	(2)	15,000	16,755	*
Donald M. Takaki	11,718	(2)	21,000	32,718	*
Barbara J. Tanabe	9,658	(2)	16,000	25,658	*
Robert W. Wo, Jr.	13,720	(2)(3)	17,000	30,720	*
Allan R. Landon	155,801		242,238	398,039	*
Peter S. Ho	45,801		57,835	103,636	*
Alton T. Kuioka	161,305	(2)(4)	30,000	191,305	*
Donna A. Tanoue	17,471	(2)	160,054	177,525	*
David W. Thomas	47,487		69,950	117,437	*
Directors, nominees and executive officers as a group (20 persons)	578,050		997,093	1,575,143	3.1%
*
Each of the directors and named executive officers beneficially owns less than 1 percent of the outstanding common stock.

        Share amounts disclosed in the beneficial ownership table and accompanying notes exclude 152,273 shares owned by the Bank of Hawaii Charitable Foundation (the "Foundation"), a non-profit corporation. The directors of the Company are directors of the Foundation, and Ms. Tanoue and Mr. Landon serve as the Foundation's president and its vice president, respectively. Each of the directors, Ms. Tanoue and Mr. Landon disclaims beneficial ownership of the shares of the Company held by the Foundation.

Notes to Table on Amount and Nature of Beneficial Ownership

All stock is subject to sole voting and investment power unless otherwise specified.

(1)
According to the information furnished by it, Private Capital Management, L.P. ("PCM") is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. As of its most recent filing made under Section 13(g) of the Securities Exchange Act of 1934 on February 14, 2006, PCM, in its capacity as investment adviser, may be deemed to have beneficial ownership as of December 31, 2005 of 3,978,801 shares of Bank of Hawaii common stock owned by numerous investment advisory clients, none known to have more than 5 percent of the class. According to the same filing, PCM has shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of 3,978,801 shares.

  According to the information furnished by it, Goldman Sachs Asset Management ("GSAM") is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. As of its most recent filing made under Section 13(g) of the Securities Exchange Act of 1934 on February 3, 2006, GSAM, in its capacity as investment adviser, may be deemed to have beneficial ownership as of December 31, 2005 of 3,359,337 shares of Bank of Hawaii common stock owned by numerous investment advisory clients, none known to have more than five percent of the class. According to the same filing, GSAM had sole power to vote or to direct the vote over 2,048,563 of those shares, and sole power to dispose or to direct the disposition of 3,359,337 shares.

  According to the information furnished by them, Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., and Barclays Global Investors Japan Trust and Banking Company Limited (collectively referred to as "Barclays") are either investment advisers registered with the SEC under the Investment Advisers Act of 1940, as amended, or banks as defined in section 3(a) (6) of the Securities Exchange Act of 1934. As of its most recent filing made under Section 13(g) of the Securities Exchange Act of 1934 on January 31, 2006, Barclays, as a group, may be deemed to have beneficial ownership as of December 31, 2005 of 3,152,138 shares of Bank of Hawaii common stock owned by numerous investment advisory or bank clients, none known to have more than five percent of the class. According to the same filing, Barclays has sole power to vote or to direct the vote over 2,741,625 of those shares, and sole power to dispose or to direct the disposition of 3,152,138 shares.

(2)
Includes restricted shares owned by directors and named executive officers under the Director Stock Program: Ms. Apoliona, 2,355 shares; Ms. Bitterman 2,355 shares; Dr. Chun, 2,355 shares; Mr. Churchill, 2,355 shares; Mr. Heenan, 2,355 shares; Mr. Huret, 1,355 shares; Mr. Kuioka, 800 shares; Mr. Stein, 1,755 shares; Mr. Takaki, 2,355 shares; and Ms. Tanoue, 200 shares. Includes shares owned by directors under the Directors Deferred Compensation Plan: Messrs. Churchill 3,766 shares, Heenan 15,202 shares, Huret 8,213 shares, Takaki 9,363 shares, and Wo 3,615 shares and Ms. Tanabe 3,919 shares.

(3)
Includes shares held individually by family members of which the specified officer or director may be deemed to have shared voting or investment power as follows: Ms. Bitterman, 6,743 shares and Mr. Wo, 2,400 shares.

(4)
Includes 20,749 shares held in trust for Mr. Kuioka under the Bank of Hawaii Retirement Savings Plan.

(5)
Includes 420 shares owned by a family partnership of which Mr. Heenan has shared voting and investment power. Also includes 156 shares owned by David A. Heenan, Inc. of which Mr. Heenan is president.

(6)
Includes 500 shares held in a pension plan.

CORPORATE GOVERNANCE
BOARD STRUCTURE & COMPENSATION

Corporate Governance Guidelines

        The Company and the Board have adopted Corporate Governance Guidelines ("Governance Guidelines"), which are posted on the Company's Investor Relations website at www.boh.com. Shareholders may receive a copy of the Governance Guidelines by writing the Corporate Secretary at 130 Merchant Street Honolulu, Hawaii 96813. The Governance Guidelines address director qualification and independence standards, responsibilities, access to management and independent advisors, compensation, orientation and continuing education, Board committees, Chief Executive Officer evaluation, management succession, Code of Business Conduct and Ethics, shareholder communications to the Board and the Board's annual performance evaluation.

Board Governance and Attendance

        The Board met ten times during 2005. The Board's policy is that directors should make every effort to regularly attend meetings of the Board and committees on which they serve and the Company's annual shareholder meeting. Each director attended 75% or more of the aggregate of the total number of Board meetings and the total number of meetings held by the committees on which he or she served in 2005. All of the Company's then current directors attended the 2005 shareholders' meeting.

        The Board has four standing committees: the Audit Committee, the Human Resources & Compensation Committee (the "Compensation Committee"), the Executive & Strategic Planning Committee (the "Executive Committee"), and the Nominating & Corporate Governance Committee. The committee charters are posted on the Investor Relations page of the Company's website www.boh.com.

        Ms. Bitterman has served as the Lead Independent Director since 1999, and is Vice Chairman of the Executive Committee and Chair of the Nominating & Corporate Governance Committee. The Lead Independent Director's duties are set forth in the Governance Guidelines and include presiding over regularly scheduled executive sessions of the non-management directors and serving as a liaison between the non-management directors and executive management and assisting the Board and executive management to ensure compliance with the Governance Guidelines. The non-management directors meet in executive session without management in attendance for regularly scheduled meetings which are usually held five times a year. The non-management directors may also meet in executive session each time the full Board convenes for a meeting. In 2005, the non-management directors met in executive session seven times.

Board Independence

        The Board has a majority of independent directors as defined by the listing standards of the New York Stock Exchange ("NYSE") and the Governance Guidelines. In considering all of the relevant facts and the categorical standards with respect to each director and nominee, the Board has affirmatively determined that all directors and nominees other than Messrs. Landon, Stein and Takaki are independent within the meaning of the NYSE listing standards and the Board's categorical standards for determining independence. The following eight directors and nominees have been affirmatively determined by the Board to be independent: Messrs. Chun, Churchill, Heenan, Huret and Wo, and Mmes. Apoliona, Bitterman and Tanabe. All of the committees, with the exception of the Executive Committee, are composed entirely of independent directors. The Board has adopted the following categorical standards for determining whether a director is independent.

  a)
  In no event shall a director be considered independent if the director is an employee, or the director's immediate family member is an executive officer of the Company until three years after the end of such employment relationship. Employment as an interim Chairman or Chief

    Executive Officer ("CEO") shall not disqualify a director from being considered independent following that employment.

  b)
  In no event shall a director be considered independent if the director receives, or their immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and is not independent until three years after ceasing to receive such compensation.

  c)
  In no event shall a director be considered independent if the director is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company until three years after the end of the affiliation or the employment or auditing relationship.

  d)
  In no event shall a director be considered independent if the director is employed, or the director's immediate family member is employed, as an executive officer of another company where any of the Company's present executives serves on that company's compensation committee until three years after the end of such service or employment relationship.

  e)
  In no event shall a director be considered independent if the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues for such year, until three years after falling below such threshold.

  f)
  A director will not fail to be deemed independent solely as a result of the director's and the director's immediate family members', or a director's affiliated entity's, banking relationship with the Company if such relationship does not violate paragraphs (a) through (e) above and is made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with persons not affiliated with the Company and, with respect to extensions of credit, is made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve System, and do not involve more than the normal risk of collectability or present other unfavorable features.

  g)
  Audit Committee members may not receive directly or indirectly any consulting, advisory or other compensatory fee from the Company and shall otherwise meet the independence criteria of Section 10A-3 of the Securities Exchange Act of 1934, as amended. Audit Committee members may receive director's fees and other in-kind consideration ordinarily available to directors, as well as regular benefits that other directors receive (including any additional such fees or consideration paid to directors with respect to service on committees of the Board).

  h)
  If a particular commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship or transaction that is not addressed by the above standards exists between a director and the Company, the Board will determine, after taking into account all relevant facts and circumstances, whether such relationship or transaction is in the Board's judgment material, and therefore whether the affected director is independent.

        For purposes of these independence standards, an "immediate family member" includes the director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director's home.

Code of Business Conduct & Ethics

        The Company has earned its reputation as a respected leader in the communities it serves and in the financial services industry by conducting business in an ethical, responsible and professional manner. The

Company is proud of the high standards of quality and service that have been our hallmark through the years. These qualities represent fundamental business practices and apply to all directors, officers and employees. All directors owe a duty of loyalty to the Company. This duty mandates that, in the course of carrying out the duties and responsibilities of that position, the best interest of the Company and its shareholders take precedence over any personal interests of the director.

        The Company and Board have adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees (the "Code of Conduct and Ethics"), which is posted on the Investor Relations page of the Company's website www.boh.com. The Code of Conduct and Ethics addresses the professional, honest and candid conduct of each director, officer and employee; conflicts of interest, disclosure process and compliance with laws, rules and regulations, (including insider trading laws); corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets; and encourages the reporting of any illegal or unethical behavior. The Company will disclose any amendments to, or waivers, of the Code of Conduct and Ethics for directors or executive officers on the Company's website. Shareholders may obtain a printed copy by contacting the Corporate Secretary at the address previously provided.

Board Compensation

        Directors' fees are paid only to directors who are not employees of the Company. In 2005, each such director was paid an annual retainer of $20,000, plus $750 for each Board meeting attended. The Lead Independent Director is paid an additional annual retainer fee of $10,000. Directors are reimbursed for board-related travel expenses, and directors who are non-Hawaii residents receive an additional $5,000 to compensate them for travel time. The Company does not have a retirement plan for directors who are not employed by the Company or its subsidiaries.

        Directors who are not employed by the Company and who serve as members of the Compensation Committee or the Executive Committee receive $750 for each meeting attended. The fee is $1,500 per meeting for members of the Audit Committee and $2,000 per meeting for the Chairman of the Audit Committee. The chairs of the Compensation and Audit Committees, and the vice chair of the Executive Committee, also receive an annual retainer of $5,000.

Directors Deferred Compensation Plan

        The Company maintains a Directors Deferred Compensation Plan under which each director may elect to defer either all of his or her annual retainer and meeting fees, or all of his or her annual retainer. Distribution of the deferred amounts will begin as of the first day of the first month after the participating director ceases to be a director of the Company. Distribution will be made in a lump sum or in approximately equal annual installments over such period of years (not exceeding 10 years) as the director elects at the time of deferral. Under such Plan, deferred amounts are not credited with interest, but they are valued based on corresponding investments in Pacific Capital Funds or Bank of Hawaii stock, as selected by the participants. In January 2006, the Director's Deferred Compensation Plan was amended to bring it into compliance with certain requirements of Section 409A of the Internal Revenue Code, which was enacted under the American Jobs Creation Act of 2004. In general, the requirements of Section 409A impose certain new rules for non-qualified deferred compensation plans, primarily relating to the timing of elections and distributions.

Director Stock Program

        In April 2005, the shareholders approved the Bank of Hawaii Corporation Amended and Restated Director Stock Compensation Plan ("Amended Director Stock Plan"). The purpose of the Amended Director Stock Plan is to advance the interest of the Company by encouraging and enabling eligible members of the Board to acquire and retain throughout each member's tenure as director a proprietary interest in the Company by ownership of shares of Bank of Hawaii common stock. The Amended Director Stock Plan allows for the granting of stock options, restricted stock, and restricted stock units. Under the

Amended Director Stock Plan, the Board has the flexibility to set the form and terms of awards. In 2005, the Company issued 555 shares of restricted common stock ("Restricted Shares") and an option for 2,057 common shares to each non-employee director. The exercise price of the options was based on the closing market price of $47.35 on the date that the options were granted. Each option expires ten years from the date of grant and vests in one-third annual increments. The Amended Director Stock Plan will terminate on April 28, 2015, unless the Board terminates the plan at an earlier time.

        Under the previous Director Stock Program, the Company annually granted 200 shares of restricted common stock and an option for 3,000 common shares to each non-employee director. The exercise price of the options was based on the closing market price of the shares on the date that the options were granted. Each option expires ten years from the date of grant and is generally not transferable. If an optionee ceases to serve as a director for any reason other than death or disability, any unexercised options terminate. Upon the exercise of options, the shares received ("Option Shares") are nontransferable during the term of the director. If an optionee ceases to serve as a director prior to the end of his or her term, for any reason other than death or disability, the Option Shares will be redeemed by the Company at a price equal to the exercise price. The Restricted Shares are also nontransferable during the term of the director. If an optionee ceases to serve as a director prior to the end of his or her term, for any reason other than death, disability, removal without cause, or change of control, the Restricted Shares are forfeited.

Director Qualifications and Nomination Process

        The Nominating & Corporate Governance Committee is responsible for identifying and assessing all director candidates and recommending nominees to the Board. Potential nominees will be evaluated based on their independence, within the meaning of the Governance Guidelines and the rules of the NYSE. Candidates to be nominated as a director, including those submitted by shareholders, are selected based on, among other criteria, their integrity, informed judgment, financial literacy, high performance standards, accomplishments and reputation in the community, experience, skill sets, and ability to commit adequate time to Board and committee matters and to act on behalf of shareholders.

        The criteria also include a determination of the needs of the Board and of the individuals' personal qualities and characteristics with those of the other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company and its shareholders. The Board should encompass a broad range of skills, expertise, industry knowledge, diversity of viewpoints, background, and business and community contacts relevant to the Company's business. Mr. Lucien has been identified and nominated as a director for inclusion in this year's proxy statement by members of the Nominating & Corporate Governance Committee to fill a vacancy created by the retirement of Peter D. Baldwin effective November 18, 2005.

        A shareholder may submit a candidate for consideration by the Board to be included in the Board's slate of director nominees. Candidates proposed by shareholders will be evaluated by the Nominating & Corporate Governance Committee under the same criteria that are applied to other candidates. The criteria are set forth above and in the Company's By-Laws and Governance Guidelines. Candidates to be considered for nomination by the Nominating & Corporate Governance Committee at the 2007 Annual Meeting of Shareholders must be presented in writing to the Corporate Secretary on or before November 17, 2006 at 130 Merchant Street, Honolulu, Hawaii 96813 to be included in the Company's proxy statement for 2007.

Communication with Directors

        Shareholders may communicate with the Board, Non-Management Directors or Lead Independent Director by sending correspondence c/o the Company's Corporate Secretary, 130 Merchant Street, Honolulu, Hawaii 96813. All communications received will be forwarded to the Board, Non-Management Directors or Lead Independent Director as addressed.

BOARD COMMITTEES AND MEETINGS

        The following information provides an overview of the primary responsibilities of the Board's standing committees and committee membership. The Board has affirmatively determined that all of the members of the Audit, Compensation and Nominating & Corporate Governance Committees ("Board Committees") meet the standards of the NYSE and the Company's Governance Guidelines for independence. The Board Committees' charters require that each committee perform an annual evaluation of its performance and assess the adequacy of its charter. Each Committee has the authority to retain consultants and advisors to assist it in its duties, including the sole authority for the retention, termination and negotiation of the terms and conditions of the assignment.

        Copies of the Board Committee charters and governance guidelines can be viewed on the Investor Relations page of the Company's website at www.boh.com. Shareholders may request a printed copy of the charters and Governance Guidelines by contacting the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813.

Audit Committee: 7 Meetings in 2005

Responsibilities of Committee		Current Members
•	The Committee assists the Board in its oversight of the following areas of the Company: regulatory and financial accounting and reporting and credit risk management; compliance with legal and regulatory requirements; independent registered public accounting firm's qualifications and independence; and the performance of internal audit function and independent registered public accounting firm.	Clinton R. Churchill (Chairman) Robert Huret Mary G.F. Bitterman Robert W. Wo, Jr.
•	The Board has determined that Robert Huret meets the definition of "financial expert" within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002.
•	The Board has determined that all Committee members meet the NYSE standard of financial literacy and have accounting or related financial management expertise.
•	None of the Committee members currently serves on the audit committee of another publicly traded company.
•
The Committee has adopted policies and procedures governing the following: pre-approval of audit and non-audit services; the receipt and treatment of complaints regarding accounting, internal controls, or auditing matters and the confidential, anonymous submission by employees of the Company regarding questionable accounting or audit matters; and restrictions on the Company's hiring of employees of the independent registered public accounting firm.
Compensation Committee: 10 Meetings in 2005
Responsibilities of Committee		Current Members

•
	The Committee reviews, approves and reports to the Board on the corporate goals and objectives relevant to the CEO's compensation; evaluates the CEO's performance in light of those goals and objectives; and determines and approves the CEO's compensation based on this evaluation.	David A. Heenan (Chairman) Mary G.F. Bitterman Barbara J. Tanabe
•	The Committee reviews, approves, and reports to the Board on the compensation arrangements and plans for executive management of Bank of Hawaii.
•	The Committee reviews and approves goals for incentive compensation plans and stock plans, and evaluates performance against those goals.
•	The Committee reviews management development and training programs.
•	The Committee reviews succession planning for senior and executive management.

Executive Committee: -0- Meetings in 2005
Responsibilities of Committee	Current Members

• The Committee has power to act for the Board in between its meetings except on those matters reserved to the Board by the By-Laws or otherwise.

• The Committee has the authority to advise the CEO and Board on long-range strategy and monitor the Company's progress.
Allan R. Landon (Chairman) Mary G.F. Bitterman (Vice Chairman) Clinton R. Churchill David A. Heenan Robert W. Wo, Jr.

Nominating & Corporate Governance Committee: 5 Meetings in 2005
Responsibilities of Committee	Current Members

• The Committee reviews the qualifications of all Board candidates and recommends qualified candidates for membership on the Board.

• The Committee reviews the Board's organization, procedures and committees and makes recommendations concerning the size and composition of the Board and its committees.

• The Committee makes recommendations to the Board regarding standards for determining non-management director independence and reviews the qualifications and independence of the members of the Board and its committees.

• The Committee reviews and evaluates the Company's compliance with corporate governance requirements and leads and oversees the Board and its committees' annual performance evaluations.

• Further information regarding the responsibilities performed by the Committee and the Company's corporate governance is provided in the Governance Guidelines.
Mary G.F. Bitterman (Chairman) S. Haunani Apoliona Michael J. Chun Clinton R. Churchill David A. Heenan Robert Huret Barbara J. Tanabe Robert W. Wo, Jr.

AUDIT COMMITTEE REPORT

        The Board has determined that the Audit Committee's four members are independent directors, in accordance with the applicable laws, regulations, NYSE listing requirements and the Governance Guidelines. The Audit Committee operates under and annually reviews a written charter that has been adopted by the Board. Audit Committee members do not accept any consulting, advisory or other compensatory fees (except director fees) and are not affiliated with the Company (except as a director) or any subsidiary.

        The Board has determined that the Audit Committee has one audit committee financial expert, Robert Huret, within the meaning of SEC regulations adopted under the Sarbanes-Oxley Act of 2002, and that all Audit Committee members are financially literate and have accounting or related financial management expertise. None of the Audit Committee members currently serve on the audit committee of another publicly traded company.

        The Audit Committee's responsibilities include providing oversight of the quality and integrity of the Company's regulatory and financial accounting and reporting, risk management, legal and regulatory compliance and internal and external audit functions and the preparation of this Audit Committee report. The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements for the fiscal year 2005. The Audit Committee has also discussed with management and the independent registered public accounting firm the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees), as amended. These discussions include the quality, not just the acceptability, of the accounting principles applied. The Company's independent registered public accounting firm have provided to the Audit Committee their written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the independent registered public accounting firm, that firm's qualifications and independence. The Audit Committee has adopted Pre-Approval Procedures for Audit and Non-Audit Services (the "Pre-Approval Procedures") that requires advance approval of all audit, audit-related, tax and other services performed by the independent registered public accounting firm. The Pre-Approval Procedures provide for the Audit Committee's pre-approval of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee may delegate pre-approval authority to any one of its members who shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

  As submitted by the members of the Audit Committee,

  Clinton R. Churchill (Chairman)
  Robert Huret
  Mary G.F. Bitterman
  Robert W. Wo, Jr.

EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee, composed entirely of independent directors in accordance with the applicable laws, regulations, NYSE listing requirements and the Governance Guidelines, sets and administers policies that govern the Company's executive compensation programs, and various incentive and stock programs. The Compensation Committee reviews compensation levels of members of executive management, evaluates the performance of executive management, and considers executive management succession and related matters. All decisions relating to compensation of the named executive officers are shared with the full Board.

        The policies and underlying philosophy governing the Company's executive compensation program, as endorsed by the Compensation Committee and the Board, are designed to accomplish the following:

  •
  Maintain a compensation program that is equitable in a competitive marketplace.

  •
  Provide opportunities that integrate pay with the Company's annual and long-term performance goals.

  •
  Encourage achievement of strategic objectives and creation of shareholder value.

  •
  Recognize and reward individual initiative and achievements.

  •
  Maintain an appropriate balance between base salary and short and long-term incentive opportunity.

  •
  Allow the Company to compete for, retain, and motivate talented executives critical to its success.

        The Compensation Committee seeks to establish executive compensation at levels that the Compensation Committee believes to be consistent with others in the banking industry. Executive officers' compensation is weighted toward programs contingent upon the Company's level of annual and long-term performance. In general, for executive management positions of the Company (including the Company's named executive officers) and its subsidiaries, the Company will pay base salaries that, on average, are at the 50th percentile of other banks and financial service companies of Bank of Hawaii's asset size and complexity and that have similar products and markets. A significant portion of each executive's compensation is dependent on achieving business and financial goals, attaining other individual performance objectives and upon stock price appreciation. Goals for specific components include base salaries for executives which are generally targeted at the 50th percentile and the Executive Incentive Plan which provides above 50th percentile awards if annual goals are exceeded.

        The Compensation Committee retains the services of nationally recognized consulting firms to assist in performing its various duties. These duties include the evaluation of competitive compensation levels and recommendations for the compensation of the CEO. Those firms advise the Compensation Committee on compensation programs for the named executive officers and executive management of the Company. The Company also obtains extensive compensation studies every 2-3 years. The most recent compensation study focusing on executive officers was conducted in 2004-2005. These studies provide an external competitive analysis of compensation for incumbents in the Company's Operating Committee, which includes the named executive officers and other executives, using data that focuses primarily on the Company's major talent and business competitors, including banking and diversified financial organizations. The organizations reflected in the data are also generally comparable in terms of overall size, business mix, and geographic scope. Many of the organizations in the S&P Bank index are represented in the study. For the 2004-2005 study, the consultants provided base salary levels and other pay data to derive market-based compensation levels that were appropriate for the Company's executive positions. The results of the study found that the Company's overall pay levels were at the median levels of peer companies.

2005 Compensation Elements

        Compensation earned by the named executive officers in 2005, as reflected in the Summary Compensation Table, Long-Term Incentive Plans—Awards In Last Fiscal Year table and Stock Options Granted in Last Fiscal Year table, consisted of base salary, bonus (Executive Incentive Plan), retirement contributions, stock options, and restricted stock.

Base Salaries

        Base salaries for named executive officers are determined by evaluating the responsibilities of the positions held, the experience of the individual, the competitive marketplace, and the individual's performance of his or her responsibilities. The greatest emphasis is on individual performance and the competitive marketplace. Adjustments to salary also reflect new responsibilities assigned or assumed by the individual. Also taken into account are key differences in responsibilities between the executives of Bank of Hawaii and of other banks, and the overall economic environment. No specific weighting is given to the foregoing factors.

Executive Incentive Plan

        The objectives of the Executive Incentive Plan are to optimize profitability and growth of the Company, provide an incentive for excellence in individual performance, advance the corporate and cultural imperatives and promote corporate initiatives. The Company's corporate and cultural imperatives include acting accountably, communicating openly and honestly, being results driven, working effectively in teams and embracing change. The corporate initiatives are to accelerate growth in our markets, better integrate our business segments, continue to develop our management team, improve our operating efficiency, and maintain our culture of dependable risk and capital management, in order to achieve our governing objective of maximizing shareholder value over time.

        At the Compensation Committee's discretion, each participant is granted a contingent award expressed as dollars or a percentage of salary for the fiscal year and is contingent on both individual and corporate performance criteria. At the end of the fiscal year, the Compensation Committee assesses the performance and makes a determination of the final award amount that may be greater or smaller than the contingent award. The 2005 limit for total awards for participants under the Executive Incentive Plan was two percent of the Company's total net income before taxes. During 2005, the Compensation Committee granted awards to the named executive officers that participated in the Executive Incentive Plan for their 2005 performance. The amounts of these awards are described in the Summary Compensation Table.

        To qualify certain awards as performance-based compensation exempt from the $1 million compensation deduction limitation under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), a contingent award to a named executive officer is limited to a percentage of an incentive pool determined for the fiscal year (the "incentive pool percentage"). The incentive pool is expressed as a percentage of the Company's net income for the fiscal year, and the total of the contingent awards for named executive officers for a fiscal year may not exceed 100 percent of the incentive pool. After assessing the satisfaction of the applicable performance criteria for the fiscal year, the final award amount for a named executive officer may be lesser, but not greater, than the officer's stated incentive pool percentage. The incentive pool percentages do not constitute "targets," but instead constitute the stated upper limit on final award amounts to give the Compensation Committee flexibility in determining final awards in compliance with the performance-based exemption under Section 162(m). In addition, as an overriding limitation, the maximum aggregate payout for contingent awards granted in any one fiscal year to any one participant is $2,000,000.

        In December 2005, the Executive Incentive Plan was amended to bring it into compliance with certain requirements of Section 409A of the Internal Revenue Code, which was enacted under the American Jobs

Creation Act of 2004. In general, these requirements of Section 409A impose certain new rules for non-qualified deferred compensation plans, primarily relating to the timing of elections and distributions.

2004 Stock and Incentive Compensation Plan

        The Compensation Committee considers stock options, restricted stock and restricted stock unit grants under the 2004 Stock and Incentive Compensation Plan (the "2004 Plan") for employees of the Company. Awards under the 2004 Plan are granted by the Compensation Committee to those employees whose responsibilities place them in a position to make substantial contributions to the financial success of the Company. The Compensation Committee, which administers the 2004 Plan, determines whether the options are incentive stock options or nonqualified stock options. All stock options granted in 2005 had an exercise price equal to the market price of the Company's common stock on the date of grant.

        The Compensation Committee believes stock options provide a strong incentive to increase shareholder value, because these awards have value only if the stock price increases over time. The Compensation Committee also believes that restricted stock and restricted stock units, when used as an integral part of incentive compensation programs, provide an incentive to increase shareholder value. The Compensation Committee believes such equity awards to its named executive officers and other employees help to align the interests of management with those of shareholders and to focus the attention of management on the long-term success of the Company.

        In 2005, the size of the stock options and restricted stock grants under the 2004 Plan were based primarily on the individual's responsibilities, performance and position. Individual awards were also affected by the Compensation Committee's subjective evaluation of other factors it deemed appropriate, such as assumption of additional responsibilities, competitive factors, and achievements that in the Compensation Committee's view were not fully reflected by other compensation elements. The Compensation Committee's decisions concerning individual grants generally are not affected by the number of options previously exercised, or the number of unexercised options held.

        In 2005, the Compensation Committee granted a total of 255,499 options and 109,500 shares of restricted stock to twenty-seven employees that are subject to certain time and performance-based vesting criteria. The amounts of individual awards in 2005 were based on individual positions, responsibilities, performance and leadership. Additional information regarding the stock grants issued to named executive officers is provided in the Long-Term Incentive Plans—Awards in Last Fiscal Year table. Additional information regarding stock options issued to named executive officers is provided in the Stock Options Granted in Last Fiscal Year table.

Retirement and Other Compensation

        Executive officers are eligible to participate in health and insurance plans, retirement plans, profit sharing and other benefits generally available to all full time employees. The Compensation Committee believes that such benefits should be competitive in our markets and consistent with its belief in offering employees basic health, welfare and retirement benefits. Additional information with respect to the type and amount of benefits appears in the column entitled All Other Compensation in the Summary Compensation Table and in footnote number seven to the Summary Compensation Table.

Stock Ownership Guidelines

        The Compensation Committee believes that it is important for executive management to support an ownership culture for the Company's employees and shareholders, and in 2001, implemented stock ownership guidelines which require the named executive officers to own a minimum amount of the Company's stock within three years. The Chairman and CEO is required to own at least five times his base salary and the other named executive officers are required to own at least 2.5 times their salary in market value of Company stock. Stock ownership includes net after-tax value of vested stock options, vested grants of performance-based restricted stock and stock or stock units from qualified plans. All of the named executive officers currently employed by the Company, have met or exceeded the stock ownership requirements.

Executive Deferred Compensation Program

        During December 2005, the Compensation Committee adopted the Bank of Hawaii Corporation Executive Deferred Compensation Program, and as a component of that program, a new Bank of Hawaii Corporation Executive Base Salary Deferral Plan (collectively, the "Deferred Compensation Plan"). The Deferred Compensation Plan provides senior management and highly compensated employees of the Company and its subsidiaries, including the named executive officers, with the ability to defer up to 80% of base salary and 100% of bonus amounts. The Deferred Compensation Plan was effective January 1, 2006.

        The amounts deferred by the participant will be distributed, as more specifically described in the plan, at the time and form elected by the participant. With respect to the timing, this may be (i) any specific date, (ii) six months from the date the participant separates from service with the Company or its subsidiaries, or (iii) an anniversary (up to five years) of the date the participant separates from service. In addition, the participant may receive his or her deferred compensation balance sooner as a result of disability, death, or unforeseeable emergency.

        All deferral elections for a given plan year are irrevocable and cannot be changed. In addition, once the participant elects a distribution date, he or she may change it to a later date but not an earlier date. The participant must make such a change in distribution date at least 12 months before the original distribution date, and the new distribution date may be no earlier than five years after the original distribution date. Upon making the deferral election, the participant must choose between two distribution options: (i) single lump-sum cash payment or (ii) substantially equal annual installment payments over a period up to five years. However, distributions as a result of disability, death, or unforeseeable emergency will always be made as a single lump-sum cash payment.

CEO Compensation

        Mr. Landon was appointed to the position of Chairman and CEO effective September 1, 2004. Mr. Landon also retained the position of President. In determining Mr. Landon's annual compensation as CEO, the Compensation Committee has sought to provide levels that are competitive among comparable banks and financial services corporations. The Compensation Committee's objectives with regard to Mr. Landon's compensation are to attract, motivate and retain a CEO with the experience and capabilities needed to maximize shareholder value, provide outstanding leadership to employees, and deliver products and services to the Company's customers. Mr. Landon's compensation reflects the Compensation Committee's continuing strategy of balancing short and long-term incentives in structuring executive officer compensation and aligning the interest of the CEO with those of shareholders.

        In determining Mr. Landon's 2005 compensation for the position of Chairman and CEO, the Compensation Committee considered, among other factors, the Company's financial performance during 2005. The Company's stock price increased to $51.54 per share and was in the second quartile of the S & P Bank Super Composite Index. The Company's diluted earnings per share finished 2005 up 11 percent and net income for 2005 was up 5 percent from the prior year. Return on average assets was 1.81 percent, up from 1.78 percent in 2004, and the return on average equity was 24.83 percent, up from 22.78 percent in 2004. The Company's efficiency ratio was 53.2 percent, a significant improvement from 56.1 percent for 2004. In 2006, the Compensation Committee awarded Mr. Landon a bonus of $750,000 under the Executive Incentive Plan in recognition of the Company's 2005 performance. Mr. Landon did not receive any stock options or stock grants in 2005. Mr. Landon received his final payment under the Company's Retention Program as further described in footnote number six of the Summary Compensation Table.

Revenue Reconciliation Act of 1993

        In general, Bank of Hawaii intends to maintain deductibility for all compensation paid to covered employees, and it will comply with the required terms of the specified exemptions under Section 162(m) of the Code as enacted by the Revenue Reconciliation Act of 1993, except where that compliance unduly would interfere with the goals of Bank of Hawaii's executive compensation program or the loss of deductibility would not be materially adverse to Bank of Hawaii's overall financial position.

  As submitted by the members of the Compensation Committee

  David A. Heenan, Chairman
  Mary G. F. Bitterman
  Barbara J. Tanabe

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee during fiscal year 2005 served as an officer, former officer, or employee of the Company or had a relationship discloseable under "Certain Transactions with Management and Others." Further, during 2005, no executive officer of the Company served as:

  •
  A member of the Compensation Committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation Committee; or

  •
  A director of any other entity, one of whose executive officers or their immediate family member served on our Compensation Committee.

Executive Compensation

        The following table shows, for the fiscal years ending December 31, 2005, 2004, and 2003, information on compensation the Company paid its named executive officers.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation				Awards	Payouts
				Other Annual Compensation ($)(3)	Restricted Stock Award(s) ($)(4)	Securities Underlying Options (#)(5)	Long-Term Incentive Payouts ($)(6)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)					All Other Compensation ($)(7)
Allan R. Landon Chairman of the Board, Chief Executive Officer & President	2005 2004 2003	750,001 621,035 255,010	750,000 600,000 125,000	— — —	— 1,459,500 1,656,800	— — 70,000	2,381,100 678,750 —	95,116 52,775 16,861
David W. Thomas Vice Chairman, Retail Banking	2005 2004 2003	350,004 345,074 350,017	330,000 330,000 180,000	— — —	— — —	— — —	1,263,675 678,750 —	48,037 39,475 30,186
Alton T. Kuioka Vice Chairman, Commercial Banking	2005 2004 2003	375,001 369,718 375,014	300,000 300,000 290,000	— — —	— — —	— — —	1,263,675 678,750 —	806,108 54,788 31,980
Peter S. Ho Vice Chairman, Investment Services Group	2005 2004 2003	304,231 256,542 219,175	275,000 225,000 200,000	— — —	773,480 — —	54,919 — —	455,900 452,700 —	45,819 40,442 51,737
Donna A. Tanoue Vice Chairman, Chief Administrative Officer	2005 2004 2003	315,000 306,813 207,844	195,000 230,000 211,437	— — —	228,240 — —	28,654 8,400 125,000	455,900 452,500 —	46,935 44,816 1,456

(1)
In September 2004, Mr. Landon's base salary was increased to $750,000 upon his appointment as Chairman and Chief Executive Officer.

(2)
All amounts reported under this column relate to bonuses under the Executive Incentive Plan. The Compensation Committee considers compensation for service on outside for-profit boards in determining the total annual compensation for executives. As such, in 2005, Ms. Tanoue's bonus was reduced to reflect such compensation. In 2003, Messrs. Landon and Thomas, and Ms. Tanoue elected to reduce their bonus under the Executive Incentive Plan and this reduction was considered in determining the amount of equity compensation granted.

(3)
This column includes perquisites and other personal benefits ("perquisites") if they exceeded the lesser of $50,000 or 10% of the total annual salary and bonus for any named executive officer for any year reported.

(4)
In December 2005, Messrs. Thomas and Ho, and Ms. Tanoue received grants of restricted stock in recognition of their performance and leadership. The amounts in this column reflect the value of the service-based shares and are based on the fair market value of the stock on the date of the grants which was $50.72 per share. The grants of restricted shares were made under the 2004 Plan. Mr. Thomas received 40,000 performance-based restricted shares which are further described in the Long-Term Incentive Plans—Awards in Last Fiscal Year table. Mr. Ho received grants totaling 26,500 restricted shares, of which 11,250 are performance-based shares and 15,250 are service-based shares. Of the 15,250 service-based shares, 2,000 shares will vest in December 2006, 3,875 shares will vest in December 2007, 5,625 shares will vest in December 2008 and 3,750 shares will vest in December 2009. Ms. Tanoue received grants totaling 6,000 restricted shares, of which 1,500 are performance-based and 4,500 are service-based restricted shares. Of the service-based shares, 1,500 shares will vest in December 2006, 2,250 shares will vest in December 2007, and 750 shares will vest in December 2008. The performance-based restricted shares for Mr. Ho and Ms. Tanoue are further described in the Long-Term Incentive Plans—Awards in Last Fiscal Year table. Quarterly dividends are paid on the restricted stock.

In
May 2004, Mr. Landon received 75,000 restricted shares in recognition of his appointment as Chief Operating Officer. The fair market value of the stock on the date of the May 2004 grant was $41.70 per share. Of the 75,000 restricted shares, 35,000 are service-based restricted shares, with 8,750 vesting each year beginning March 31, 2005. The amount in this column reflects the value of the 35,000 service-based restricted shares as of the date of grant. In December 2003, Mr. Landon received 75,000 restricted shares in recognition of his appointment as President. Of the 75,000 restricted shares, 40,000 are service-based with 10,000 shares vesting each year beginning March 31, 2005 and 35,000 are performance-based. The amount in this column reflects the value of the 40,000 service-based restricted shares which was $41.42 per share as of the date of the grant. Both grants of performance-based shares have a five year vesting period to be vested upon meeting certain efficiency ratio targets and top quartile for shareholder return or achieving NIACC (net income after capital charge) budget. If the efficiency ratio target is met, 20 percent of the original performance-based shares vest each year. If the top quartile performance or annual NIACC budget is met, 30 percent of the original grant vests each year. A maximum of 50 percent of the original grant can vest in one year. If performance-based shares are not earned by December 31, 2008, they are forfeited. The grants of the restricted shares were made under the 2004 Plan and the 1994 Stock Option Plan. Quarterly dividends are paid on the restricted stock.

(5)
All stock option awards were granted with an exercise price equal to the fair market value of Bank of Hawaii's common stock on the date of grant.

(6)
This column includes payouts of performance-based restricted shares granted to Mr. Landon as further described in footnote number four. Fifty percent of the 40,000 restricted shares granted in May 2004 and fifty percent of the 35,000 restricted shares granted in December 2003 were vested upon successful completion of the performance targets on March 31, 2005. The fair market value of the Company's stock was $45.26 per share on March 31, 2005. Quarterly dividends are paid on the restricted stock.

This
column also includes payouts and dividend equivalents on restricted stock units and other cash payouts under long-term incentive plans. All members of the Company's Managing Committee as comprised in 2003, including the named executive officers, participated in the Managing Committee 2003 Stock Compensation and Retention Program. As part of this program and under the 1994 Stock Option Plan, all participants were awarded restricted stock units ("RSUs") in October 2003 including grants to the named executive officers as follows: Mr. Landon (30,000), Mr. Kuioka (30,000), Mr. Thomas (30,000), Mr. Ho (20,000) and Ms. Tanoue (20,000). Each grant was based on the recipient's individual position, responsibilities, performance and leadership impact. Dividend equivalents were paid on the restricted stock units and the participant was entitled to a cash payment based on the fair market value of the Company's stock upon vesting. Fifty percent of the RSUs awarded to each of the named executive officers vested on April 30, 2004 and the remaining fifty percent vested on March 31, 2005 based on the successful completion of certain performance objectives. The fair market value of the Company's stock was $43.72 per share on April 30, 2004 and $45.26 per share on March 31, 2005. As part of the October 2003 award, Messrs. Kuioka and Thomas received a supplemental payout of $579,825 because their respective employment continued beyond the end of the vesting period and their achievement of specific performance objectives. The amount of the supplemental payment was equal to the cash equivalent value of 50 percent of the participant's original RSU, based on the fair market value of the Company's stock on the last trading day of the month immediately preceding the payment of the supplemental payment, multiplied by a fraction, the numerator of which is the number of full months of additional employment, and the denominator of which is twelve.

(7)
Under a retention agreement entered into with Mr. Kuioka on May 3, 2004 and amended on December 16, 2005, Mr. Kuioka received in January 2006 a retention payment of $750,000 which was equal to 24 months of his base monthly salary as of December 31, 2005. Mr. Ho's compensation for 2003 includes a one-time payout of $29,964 for accumulated vacation in excess of 80 hours. This column includes the amount of insurance premiums paid in 2004 on behalf of the named executive officers for term life insurance pursuant to a group plan available to employees of the Company.

This
column also includes the following allocations under the Bank of Hawaii Retirement Savings Plan ("Retirement Savings Plan") and the Bank of Hawaii Retirement Savings Excess Benefit Plan ("Excess Plan").

Name	Retirement Savings Plan 401(k) Matching Allocation ($)	Retirement Savings Plan Value Sharing Allocation ($)	Retirement Savings Plan Company Fixed Allocation ($)	Excess Plan Value Sharing Allocation ($)	Excess Plan Company Fixed Allocation ($)
Allan R. Landon	—	8,403	6,300	45,614	34,200
David W. Thomas	—	8,403	6,300	18,806	14,100
Alton T. Kuioka	8,400	8,403	6,300	18,606	13,950
Peter S. Ho	8,400	8,403	6,300	12,773	9,577
Donna A. Tanoue	8,400	8,403	6,300	13,404	10,050

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        The following table shows the stock options exercised by the named executive officers during 2005, and the number and total value of unexercised in-the-money options as of December 31, 2005.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised, In-the-Money Options at Fiscal Year-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Allan R. Landon	—	—	242,238	—	6,646,736	—
David W. Thomas	40,875	1,253,636	69,950	—	2,125,081	—
Alton T. Kuioka	162,500	5,236,565	50,000	—	1,226,500	—
Peter S. Ho	—	—	57,835	—	116,563	—
Donna A Tanoue	5,000	103,810	160,054	—	3,090,414	—

(1)
The fair market value of Bank of Hawaii's common stock on December 31, 2005 was $51.54 per share.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts Under Non-Stock Price-Based Plans
	Number Of Shares, Units, or Other Rights (#)(1)	Performance Or other Period Until Maturation Or Payout
Name			Threshold ($ Or #)	Target ($ Or #)	Maximum ($ Or #)
Allan R. Landon	—	—	—	—	—
David W. Thomas	40,000	2008	$309,240	$1,030,800	$2,061,600
Alton T. Kuioka	—	—	—	—	—
Peter S. Ho	11,250	2010	$86,974	$289,912	$579,825
Donna A Tanoue	1,500	2010	$11,596	$38,655	$77,310

(1)
In December 2005, 40,000 restricted shares were awarded to Mr. Thomas in recognition of his appointment as Chief Operating Officer. The shares are performance-based with a two-year vesting period upon meeting certain budget and performance objectives. If the performance-based shares are not earned by 2008, they are forfeited. In December 2005, 26,500 restricted shares were awarded to Mr. Ho is recognition of his appointment as Chief Banking Officer. Of these restricted shares, 11,250 are performance based with a four-year vesting period upon meeting certain budget and performance objectives. In December 2005, 6,000 restricted shares were awarded to Ms. Tanoue in recognition of her performance and leadership. Of these restricted shares, 1,500 are performance-based with a four-year vesting period upon meeting certain budget and performance objectives. Performance objectives in 2006 are based on operating income growth and credit loss management. Performance objectives for calendar years after 2006 shall be determined prior to or no later than 90 days after the commencement of the respective calendar year. The amounts reflected in the above table are based on the fair market value of the Company's stock on December 31, 2005 of $51.54 per share. These awards of restricted shares were made under the 2004 Plan.

STOCK OPTION GRANTS IN LAST FISCAL YEAR(1)

Individual Grants
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value(2)
Name			Exercise or Base Price $/Share	Expiration Date
					5% ($)	10% ($)
Allan R. Landon	—	—	—	—	—	—
David W. Thomas	—	—	—	—	—	—
Alton T. Kuioka	—	—	—	—	—	—
Peter S. Ho	54,919	19.75	50.72	12/16/2015	186,560	328,086
Donna A. Tanoue	28,654	10.30	50.72	12/16/2015	97,338	171,179

(1)
The table shows information with respect to option grants during 2005 to the named executive officers. Options remain exercisable for a ten-year period from the date of grant. The exercise price of the stock options is the fair market value of Bank of Hawaii's common stock on the date of grant.

(2)
The Potential Realizable Values were determined using the 2005 year-end stock price of $51.54 per share and an option term of ten years. Stock options issued in December 2005 vested on December 21, 2005. Upon exercise of an option prior to July 1, 2006, the Optionee may not sell, transfer, pledge, hypothecate, encumber or otherwise dispose of shares acquired until the earliest of a) July 1, 2006; b) Optionee's termination of employment; or c) the occurrence of a change in control of Bank of Hawaii. If an employee terminates their employment prior to July 1, 2006, the employee has two business days to exercise the shares. The non-transferability limitation does not apply with respect to shares acquired due to exercise of the option on or after July 1, 2006.

PENSION PLAN TABLE

	Estimated Maximum Annual Retirement Benefit Based Upon Years of Service
Average Annual Salary in Consecutive 5 Highest Paid Years
	15	20	25	30	35*
$75,000	$20,254	$27,005	$33,756	$40,507	$47,258
100,000	27,754	37,005	46,256	55,507	64,758
125,000	35,254	47,005	58,756	70,507	82,258
150,000	42,754	57,005	71,256	85,507	99,758
200,000	57,754	77,005	96,256	115,507	134,758
250,000	72,754	97,005	121,256	145,507	169,758
300,000	87,754	117,005	146,256	175,507	204,758
350,000	102,754	137,005	171,256	205,507	239,758
400,000	117,754	157,005	196,256	235,507	274,758
450,000	132,754	177,005	221,256	265,507	309,758
500,000	147,754	197,005	246,256	295,507	344,758
550,000	162,754	217,005	271,256	325,507	379,758
600,000	177,754	237,005	296,256	355,507	414,758
650,000	192,754	257,005	321,256	385,507	449,758
700,000	207,754	277,005	346,256	415,507	484,758
750,000	222,754	297,005	371,256	445,507	519,758

* Applies only to individuals hired before November 1, 1969.

Retirement Plan

        The Employees' Retirement Plan of Bank of Hawaii (the "Retirement Plan") provides retirement benefits for eligible employees based on the employee's years of service and average annual salary during the 60 consecutive months resulting in the highest average (excluding overtime, incentive plan payouts, and discretionary bonuses). The normal retirement benefit in the above table assumes payment in the form of a single life annuity commencing at age 65 and not subject to any deduction for Social Security or other offset amounts. The Internal Revenue Code generally limits the maximum annual benefit that can be paid under the Retirement Plan. If at retirement the annual benefit of any participant should exceed this limit, the excess amount will be paid to the participant out of general assets from the Bank of Hawaii Excess Benefit Plan, an unfunded excess benefit plan designed for this purpose, at the time the participant receives a distribution on his Retirement Plan benefits.

        The Retirement Plan was frozen as of December 31, 1995, except that for the five-year period commencing January 1, 1996, benefits for certain eligible participants, including Mr. Kuioka, were increased in proportion to the increase in the participant's average annual salary. The credited years of service and compensation covered by the plan as of the 1995 freeze date are as follows: Mr. Kuioka, 26 years and $226,257. The other named executive officers are not participants in the Retirement Plan.

        As of December 31, 2000, the benefits under the Plan were completely frozen and not subject to increase for any additional years of service or increase in average annual salary. From the 1995 freeze date through 2000, the retirement benefit determined under the table for Mr. Kuioka was increased by 8.54% due to an increase in his average annual salary. The frozen retirement monthly annuity amount for Mr. Kuioka is approximately $13,096.

Change-In-Control, Retention and Other Arrangements

        Bank of Hawaii's Key Executive Severance Plan (the "Severance Plan") provides participants, following a change in control of the Company, with severance benefits under circumstances and in amounts set forth in the Severance Plan and in individual severance agreements with each participant. All of the named executive officers participate in the Severance Plan. Each of the severance agreements with these named executive officers provides that a "change in control" will be deemed to have occurred if any person or group becomes the beneficial owner of 25% or more of the total number of voting securities of the Company, or the persons who were directors of the Company before a cash tender or exchange offer, merger or other business combination, sale of assets, or contested election cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

        Severance benefits are payable if their employment is terminated voluntarily or involuntarily within two years of a change in control. Key features include:

  •
  The payment of a lump sum amount equal to three years of compensation, consisting of salary, bonuses, and certain other incentive compensation, calculated by applying a multiplier of three to the highest salary, bonus, and incentive compensation amounts paid in the preceding three years.

  •
  Special supplemental retirement payments equal to the retirement benefits the participant would have received had his or her employment continued for three years following his or her termination of employment (or until his or her normal retirement date, if earlier).

  •
  The continuation of all other benefits he or she would have received had employment continued for three years following the termination of employment (or until his or her normal retirement date, if earlier), such as medical and group life insurance.

  •
  The lump sum payment would also include a payment equal to any difference between the actual payout under the Executive Incentive Plan (as earlier described) for the year of termination and the maximum amount that would be payable if employment continued to the end of the period and all performance goals were achieved.

  •
  The agreements provide that amounts payable will be grossed up for the amount necessary to pay any golden parachute excise tax due.

        Stock options held by named executive officers will become immediately exercisable upon a change in control. A change in control also will cause the lapse of restrictions on restricted stock issued under the Director Stock Program, the 1994 Stock Option Plan and 2004 Stock and Incentive Compensation Plan. The incentive period for the Executive Incentive Plan will end, and awards will be paid upon a dissolution, liquidation, or change in control (as defined under the Severance Plan) of the Company. In those circumstances, payments will be calculated by multiplying contingent awards by two and by adjusting awards in proportion to the number of months of the original incentive period that elapsed before the triggering event.

        Certain of the Company's existing and former executive officers, including Messrs. Kuioka and Thomas, are parties to retention agreements with the Company. Under these agreements, a participant is generally entitled to receive payments equal to up to twenty-four months of the participant's salary in a lump sum or as salary continuation upon the participant's departure, if and only if that departure occurs on or after an agreed upon date. These agreements were amended in December 2005 to bring them into compliance with certain requirements of Section 409A of the Internal Revenue Code, which was enacted under the American Jobs Creation Act of 2004. In general, these requirements of Section 409A impose certain new rules for non-qualified deferred compensation plans, primarily relating to the timing of elections and distributions.

        Pursuant to his retention agreement, Mr. Kuioka received a payment of $750,000 in a single lump sum on January 20, 2006. In accordance with his retention agreement, Mr. William C. Nelson, the Company's former Chief Risk Officer, was entitled to receive a payment totaling $630,000, $157,500 of which was paid during 2005, and the remaining $472,500 was paid in a single lump sum on January 24, 2006.

        In December 2005, the Company entered into a retention agreement with Mr. Thomas in connection with his promotion to Chief Operating Officer of the Company. Pursuant to his retention agreement, the Company will employ Mr. Thomas as its Chief Operating Officer until February 29, 2008 (the "Separation Date"), although the Company may advance the Separation Date to any date before February 29, 2008, or may extend the Separation Date to any date within three months after February 29, 2008. If Mr. Thomas performs his duties to the Company's satisfaction through February 29, 2008 and in accordance with the terms of the Retention Agreement, he will receive a payment equal to 24 months of his base monthly salary as of February 29, 2008. The payment will be made to Mr. Thomas in 36 monthly payments, as more particularly specified in his retention agreement, commencing on the first day of the seventh month after the Separation Date. In addition, Mr. Thomas will be entitled to certain continued health insurance coverage with the same percentage of shared premiums as prior to the Separation Date.

        Effective January 2006, Mr. Kuioka was named Vice Chairman of the Board of Directors of the Bank and assumed additional responsibilities on behalf of the Bank Board to provide advisory services supporting client relationships. In consideration of Mr. Kuioka's advisory and client relationship services, he will receive annual compensation of approximately $66,000 and reimbursement of business related expenses, in addition to director retainer and meeting fees.

Performance Graph

        The following graph shows the cumulative total return for Bank of Hawaii common stock compared to the cumulative total returns for the S&P 500 Index and the S&P Banks Index. The graph assumes that $100 was invested on December 31, 2000 in Bank of Hawaii's stock, the S&P 500 Index and the S&P Banks Index. The cumulative total return on each investment is as of December 31 of each of the subsequent five years and assumes reinvested dividends.

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31, 2000 with dividends reinvested

	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05
Bank of Hawaii Corp.	$100	$151	$182	$259	$320	$334
S&P 500®	$100	$88	$69	$88	$98	$103
S&P© Banks index	$100	$100	$99	$131	$154	$158

Certain Transactions with Management and Others

        Certain transactions involving loans, deposits and certificates of deposit, and money market instruments, and certain other banking transactions occurred during fiscal year 2005 between the Bank and its subsidiaries, and one or more of the Company's directors, nominees for director and executive officers, members of their immediate families, corporations and organizations of which one or more of them was a beneficial owner of 10% or more of a class of equity securities, certain of their associates and affiliates, and certain trusts and estates of which one or more of them was a trustee or substantial beneficiary, on the other hand. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral that prevailed at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Section 16(a) Beneficial Ownership Reporting Compliance

        The rules of the SEC require Bank of Hawaii to disclose late filings of reports of ownership (and changes in stock ownership) of Bank of Hawaii common stock by its directors and certain officers. To our knowledge, based on review of the copies of such reports received by Bank of Hawaii and the written representations of its directors and officers, the Company believes that all of its directors and officers complied timely with those filing requirements for 2005, with the exception of one report which was not filed timely by Ms. Tanoue in connection with her acquisition of 27 Bank of Hawaii shares on July 31, 2003 as custodian for her daughter. Upon discovery of the omission, the transaction was reported. On February 9, 2005 a Form 4 was filed to reflect the exercise of options and acquisition of 7,373 shares held by Mr. Kuioka. Due to an administrative error, the transaction was incorrectly reported as an acquisition rather than a disposition of 7,373 options on Table II of such Form. Upon discovery of the administrative error on February 21, 2006, an amendment to such Form was immediately filed.

PROPOSAL 2: AMENDMENT OF BANK OF HAWAII CORPORATION
2004 STOCK AND INCENTIVE COMPENSATION PLAN TO INCREASE AVAILABLE SHARES

        The Board of Directors has approved and recommended for submission to the shareholders for approval, an amendment increasing the total number of shares that may be granted under the Bank of Hawaii Corporation Stock and Incentive Compensation Plan of 2004 (the "Stock Plan"), and increasing the limit on the number of shares which may be issued pursuant to incentive stock options ("ISOs") and non-qualified stock options (NQSOs"). The proposed amendment to the Stock Plan would increase the shares of common stock that may be issued under the Plan by 1,000,000 to 1,700,000, and would increase the limit on the number of shares which may be issued pursuant to ISOs and NQSOs, in each case by 1,000,000, to 1,700,000. The original number of shares of Common Stock reserved and available for awards under the Stock Plan was 700,000; the limit on the number of shares which may be issued as ISOs and NQSOs was, in each case, 700,000. As of December 31, 2005 there were 233,695 shares available for grant or award under the Stock Plan.

        The purpose of the Stock Plan is to promote the success and enhance the value of the Company by linking the interests of participants to those of the Company's shareholders and by providing participants with incentive for outstanding performance. The Stock Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of its operations largely is dependent. The Board of Directors believes that the additional shares are consistent with the Stock Plan's purpose, and is desirable in order to service the needs of the Plan.

        Subject to the discretion of the Compensation Committee, the Stock Plan provides for the award of incentive stock options, nonqualified stock options, stock appreciation rights ("SARs"), restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and stock-based awards. In addition, dividend equivalents may be paid in respect of any such awards. The Company's management intends to recommend that the Compensation Committee adopt a policy providing that equity grants made after shareholder approval of the proposed amendment to the Stock Plan will result in a prospective gross three-year average "burn rate" through 2008 not exceeding 2.46% of common shares outstanding.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL.

        Description of the Stock Plan.    The following is a brief summary of the principal provisions of the Stock Plan, as amended. The proposed amendment will not affect any existing provisions of the Stock Plan except the number of shares that may be granted, and the limit on the number of shares which may be issued pursuant to ISOs and NQSOs. Reference should be made to the full text of the Stock Plan for a complete description of its terms and conditions and the summary below, which is general in nature, is qualified entirely by the provisions of the Stock Plan. A complete copy of the Stock Plan, including the proposed Amendment No. 2006-1 is included in Appendix A.

        Previous Amendment.    This is the first proposed amendment to the Stock Plan since having been approved by the shareholders in 2004.

        Duration of the Stock Plan.    Unless terminated sooner by the Compensation Committee or Board, the Stock Plan shall terminate on April 30, 2014. After the Stock Plan is terminated, no future awards may be granted but awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Stock Plan's terms and conditions.

        Authorized Shares.    Upon approval by the shareholders of the proposed amendment, the maximum number of shares of Common Stock reserved and available for awards under the Stock Plan will be 1,700,000. If any award under the Stock Plan is exercised or cashed out, or terminates or expires or is forfeited, without payment made in the form of Common Stock, the shares subject to such award will again be available for grant under the Stock Plan. Further, if the option price or tax withholding requirements with respect to an award are satisfied by tendering shares, or if a SAR is exercised, only the number of shares issued will be taken into account in determining the maximum number of shares available for awards under the Stock Plan. The number of shares reserved and available for awards is subject to equitable adjustment at the discretion of the Compensation Committee in connection with any transaction or event that affects the Company's Common Stock (including, but not limited to, a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, split up, spin-off, combination of shares, exchange of shares, or other like change in capital structure) which may be required in order to prevent dilution or enlargement of rights. Further, the plan is the successor to the Pacific Century Financial Corporation Stock Option Plan of 1994 (the "Predecessor Plan"), and any shares of Common Stock as to which awards under the Predecessor Plan lapse, terminate, expire or be cancelled, are settled in cash in lieu of Common Stock, or are tendered to pay an exercise price or to satisfy any tax withholding requirement, will also be deemed to be available for issuance or reissuance under the Stock Plan.

        Administration.    The Stock Plan is administered by the Compensation Committee. The Compensation Committee maintains the discretionary authority to interpret the terms and conditions of the Stock Plan, determine the employees and independent contractors, to whom awards may be granted, determine the terms and conditions of any award, including the performance goals, if any, applicable to an award, and adopt rules, regulations, and guidelines relating to the administration of the Stock Plan. Except with respect to awards to certain officers, the Compensation Committee may by resolution authorize one or more officers of the Company to designate the participants to whom awards are granted and to determine the size (subject to the aggregate number as the Compensation Committee may authorize) and terms and conditions of the awards. All decisions made by the Compensation Committee pursuant to the provisions of the Stock Plan are final and binding on persons, including the Company and participants.

        The Company's management intends to recommend that the Compensation Committee adopt a policy providing that equity grants made after shareholder approval of the proposed amendment to the Stock Plan will result in a prospective gross three-year average "burn rate" through 2008 not exceeding 2.46% of common shares outstanding.

        Eligibility.    The Compensation Committee may grant awards under the Stock Plan to any employee, including officers and other key employees, or independent contractors of the Company or any of its subsidiaries or affiliates. A director of the Company or any of its subsidiaries or affiliates, who is not otherwise employed by such an organization, is not eligible to participate in awards under the Stock Plan.

        Limits on Awards.    Annual grant limitations under the Stock Plan apply to awards that are intended to qualify for exemption from Section 162(m) of the Code. Section 162(m) precludes a publicly held corporation from claiming a deduction for compensation in excess of $1 million paid to its chief executive officer or to any of its four other most highly compensated executive officers. Compensation is exempt from this limitation if it satisfies requirements for "qualified performance-based compensation." In order to comply with the exemption from Section 162(m), awards that are intended to qualify as performance based compensation to covered employees are subject to the following annual limits: (a) the maximum aggregate number of shares for options granted in any one calendar year to any one covered employee is 2,500,000 shares; (b) the maximum aggregate number of shares for SARs granted in any one calendar year to any one covered employee is 2,500,000 shares; (c) the maximum aggregate number of shares for restricted stock and restricted stock units granted in any one calendar year to any one covered employee is 500,000 shares; (d) the maximum aggregate number of shares for performance shares and performance units granted in any one calendar year to any one covered employee is 500,000 shares; (e) the maximum aggregate value for cash-based awards paid in any one calendar year to any one covered employee is $10,000,000; and (f) the maximum aggregate number of shares for any other stock-based awards granted in any one calendar year to any one covered employee is 500,000 shares. In each case, the foregoing annual individual limit is increased by the amount the preceding fiscal year's applicable individual limit was not used. These annual limits, the above description of the individuals eligible to participate in the Stock Plan, and the below description of performance measures upon which awards may be conditioned are material terms of the Stock Plan required to be disclosed and approved by shareholders for purposes of meeting the requirements for performance-based compensation under Section 162(m) of the Code. The foregoing individual limits which are denominated in shares are subject to equitable adjustment at the discretion of the Compensation Committee in the same manner as the total number of shares reserved for issuance as discussed above under the heading "Authorized Shares."

        Stock Options.    Options granted under the Stock Plan may be either an option intended to be an ISO within the meaning of Section 422 of the Code or an NQSO. Upon exercise of an option, the participant is entitled to purchase option shares at a specified exercise price. The Compensation Committee at its discretion determines the number of option shares, duration of the option (but no later than the tenth anniversary of the date of grant), exercise price (e.g., equal to, greater than fair market value, or indexed), vesting, rights to dividend equivalents, and other terms and conditions not inconsistent with the Stock Plan. The Stock Plan, as amended, provides that (i) 1,700,000 shares of Common Stock may be issued under awards in the form of ISOs, and (ii) 1,700,000 shares of Common Stock may be issued under awards in the form of NQSOs. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant's options are exercisable in the manner determined by the Compensation Committee and provided under the award agreement. However, for purposes of complying with tax qualification requirements, ISOs may be granted only to employees of the Company (or of any parent corporation or subsidiary corporation, as defined in Section 424 of the Code, in respect of the Company), may not be granted following the tenth anniversary of the Effective Date, must have a term of ten years or less, and shall be subject to an exercise price no less than fair market value of Common Stock as of the date of grant. Further, following a participant's termination of employment (other than due to death or disability) ISOs are generally exercisable only within three months after such termination, and the aggregate fair market value (determined at the time of grant) of Common Stock, with respect to which ISOs are exercisable for the first time by a participant during any calendar year, may not exceed $100,000. Upon exercise of an option, the exercise price is payable in cash, by tendering shares having a fair market value equal to the exercise price, or by any other method as determined by the Compensation Committee and provided under the award agreement. The Compensation Committee may also permit certain forms of "cashless exercise" of an option, including an arrangement under which the participant instructs a registered securities broker to sell a sufficient number of shares to cover the costs and expenses associated with the exercise of the option. As soon a practicable following payment of the exercise price, the option shares are delivered to the participant and, as may be determined by the Compensation Committee and provided under the award agreement, the option shares acquired may comprise restricted stock as described below.

        SARs.    SARs are granted either by themselves ("freestanding") or in connection with options ("tandem SARs"). Upon exercise of an SAR, the participant is entitled to receive an amount based upon the appreciation in the Common Stock over the grant price. The Compensation Committee, at its discretion, determines the number of SARs, duration of the SARs (but generally not later than the tenth anniversary of the date of grant), grant price (e.g., equal to, greater than fair market value, or indexed), vesting, form of payment (in cash or equivalent value in shares), rights to dividend equivalents, and other terms and conditions not inconsistent with the Stock Plan. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant's SARs are exercisable in the manner determined by the Compensation Committee and provided under the award agreement. However, the grant price of tandem SARs is equal to the exercise price of the related option, and tandem SARs granted in connection with ISOs are subject generally to the terms and conditions relating to the underlying ISOs. The Compensation Committee may, at its discretion, substitute SARs for outstanding options granted to a participant, provided that the substituted SARs are at least equivalent to the terms and economic benefit of the options.

        Restricted Stock and Restricted Stock Units.    Restricted stock is a stock grant to participants that generally remain nontransferable and subject to forfeiture until the satisfaction of specified conditions. Restricted stock units are similar to restricted stock except that restricted stock units represent defined units of value and not shares of Common Stock. The Compensation Committee, at its discretion, determines the number of restricted stock or restricted stock units, term of the restriction period, applicable restrictions (e.g., vesting conditioned on service or attainment of performance goals, and holding requirements or sale restrictions upon vesting), any applicable purchase price, voting rights during the restriction period (although voting rights do not apply to restricted stock units), rights to dividends (or dividend equivalents in the case of restricted stock units) during the restriction period, form of payment, custody of restricted stock certificates during the restriction period, and other terms and conditions not inconsistent with the Stock Plan. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant is entitled to the restricted stock or restricted stock units in manner determined by the Compensation Committee and provided under the award agreement. Upon satisfaction or lapse of applicable conditions, restricted stock generally becomes freely transferable and nonforfeitable in favor of the participant, and restricted stock units become payable in cash, shares, or a combination of cash and shares as may be determined by the Compensation Committee and provided under the award agreement.

        Performance Shares and Performance Units.    A performance share is a hypothetical share unit with an initial value equal to the fair market value of a share of Common Stock as of the date of grant, and a performance unit is a unit of value with an initial value as of the date of grant as may be established by the Compensation Committee and provided under the award agreement. The Compensation Committee, at its discretion, determines the number of performance shares or performance units granted to a participant, term of the performance period, applicable performance goals, any applicable purchase price, rights to dividend equivalents during the performance period, form of payment, and other terms and conditions not inconsistent with the Stock Plan. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant is entitled to the performance share or performance units in the manner determined by the Compensation Committee and provided under the award agreement. Upon satisfaction of the performance goals, the performance shares and the performance units become payable in cash, shares, or a combination of cash and shares as may be determined by the Compensation Committee and provided under the award agreement.

        Cash-Based Awards and Stock-Based Awards.    The Compensation Committee maintains the flexibility to provide for cash-based awards and stock-based awards in the amount and manner that it may determine at its discretion. Such awards may be valued and conditioned upon performance periods and goals, and may be payable in cash, shares, or a combination of cash and shares as may be determined by the Compensation Committee. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant shall be entitled to payment of cash-based awards and stock-based awards in the manner determined by the Compensation Committee and provided under the award agreement. Cash-based awards and stock-based awards may serve as the basis for formulating short-term or long-term performance-based bonus arrangements.

        Performance Goals.    As determined at the discretion of the Compensation Committee, the terms and conditions of awards under the Stock Plan (e.g., relating to amount, measurement, vesting, and payment) may be conditioned upon the attainment of certain performance goals. In the case of awards that are intended to comprise qualified performance-based compensation to covered employees under Section 162(m) of the Code, the performance goals are limited to being based on one or more, separately or in combination, of the following: (a) earnings per share (actual or targeted growth); (b) net income after capital charge; (c) net income (before or after taxes); (d) return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity); (e) efficiency ratio; (f) full-time equivalency control; (g) stock price (including, but not limited to, growth measures and total shareholder return); (h) noninterest income compared to net interest income ratio; (i) expense targets;

(j) margins; (k) operating efficiency; (1) EVA®; (economic value added) and (m) customer satisfaction. The performance goals may apply to the Company as a whole or any subsidiary, affiliate, or business unit of the Company, or as compared to the performance of a group of comparable companies, or published or special index that the Compensation Committee deems appropriate, or as compared to various stock market indices. In an award, the Compensation Committee may include or exclude any of the following events that occurs during a performance period: (a) asset-write downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions regarding financial reporting, (d) reorganizations or restructurings, (e) certain extraordinary or nonrecurring items, (f) acquisitions or divestitures, or (g) foreign exchange gains or losses. Any performance based awards may not be adjusted upwards, but may be adjusted downwards.

        Change in Control.    In the event of a "change in control" of the Company within the meaning of the Stock Plan, unless prohibited by law or otherwise determined by the Compensation Committee and provided under the award agreement: (a) options and SARs are immediately vested and, if the participant is terminated without "cause" (within the meaning of the Stock Plan) from employment or service within one year of the change in control, such options and SARs are exercisable within one year of such termination (or, if lesser, the remaining term of the options and SARs); (b) restricted stock and restricted stock units are immediately vested; and (c) performance shares and performance units, and other awards conditioned upon performance goals or restrictions, become payable based on the assumed achievement or satisfaction of applicable performance goals or restrictions and based on a proration in accordance with completion of the applicable performance periods.

        Nontransferability.    Except as may be provided under an award agreement, any award granted is not transferable other than will or by the laws of descent and distribution and, further, the rights to the award apply to and may be exercised by, during the participant's lifetime, only by the participant.

        Amendment and Termination.    The Compensation Committee or the Board may amend or terminate the Stock Plan in whole or in part at any time. However, no amendment can be made without shareholder approval as may be required by law, regulation, or stock exchange rule. Further, options may not be repriced, replaced, or regranted through cancellation without prior shareholder approval. An amendment may not adversely affect in a material way any outstanding award without the written consent of the participant. Unless terminated sooner by action of the Compensation Committee or Bank, the Stock Plan will terminate ten years following the Effective Date.

        Tax Withholding.    The Company shall have the power and right to deduct, withhold, or require the participant to remit to the Company, an amount necessary to satisfy all applicable tax withholding requirements in connection with an award. The Company may require, or a participant may elect if permitted by the Compensation Committee, to satisfy, in whole or in part, any tax withholding obligation by withholding shares of Common Stock from shares otherwise issuable to the participant.

        Summary of Certain Federal Income Tax Considerations.    The following discussion briefly summarizes certain United States federal income tax aspects of awards granted pursuant to the Plan. State, local and foreign tax consequences may differ.

        ISOs.    A participant will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an incentive stock option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of an incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below. The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting there from will be capital gain, and any loss recognized will be a capital loss.

        NQSOs, SARs, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, Stock-Based Awards and Dividend Equivalents.    A participant generally is not required to recognize income on the grant of a nonqualified stock option, a stock appreciation right, restricted stock units, performance shares, a performance unit, a cash-based award, a stock based award, or dividend equivalents. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised, or in the case of restricted stock units, performance shares, performance units, cash-based awards, stock-based awards and dividend equivalents, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized, (a) in the case of a nonqualified stock option, is an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a stock appreciation right, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts, minus the amount, if any, paid for the award, and (c) in the case of restricted stock units, performance shares, performance units, cash-based awards, stock-based awards and dividend equivalents, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts, minus the amount, if any, paid for the award.

        Restricted Stock.    Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the shares vest (i.e. become transferable or no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest.

        Gain or Loss on Sale or Exchange of Shares.    In general, gain or loss from the sale or exchange of shares granted or awarded under the Stock Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a "disqualifying disposition"), a participant generally will be required to recognize ordinary income upon such disposition.

        Deductibility by Company.    The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a stock appreciation right, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, stock-based awards and dividend equivalents, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

        Performance-Based Compensation.    Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Stock Plan has been designed to allow the grant of awards that qualify under an exception to the deduction limit of Section 162(m) for "performance-based compensation."

        Parachute Payments.    Where payments to a person that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The Compensation Committee may make awards under the Stock Plan as to which the vesting of such awards is accelerated by a change of control. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain participants.

        New Tax Rules Affecting Nonqualified Deferred Compensation Plan.    New federal income tax rules that apply to "nonqualified deferred compensation plans" were enacted under Section 409A of the Code as part of the American Jobs Creation Act of 2004, and which became effective on January 1, 2005. If an award for any reason failed to comply with, or to qualify for an exemption from, the new rules, such failure could result in significant adverse tax results to the award recipient. Such adverse tax results include immediate taxation of the award upon vesting (and possibly immediate taxation upon vesting of the participant's awards under certain other plans), an additional income tax of 20 percent of the amount of income so recognized, plus a special interest payment.

Equity Compensation Plan Information.

        The following table contains information with respect to all of the Company's compensation plans (including individual compensation arrangements) under which securities are authorized for issuance:

Equity Compensation Plan Information
December 31, 2005

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights a	Weighted-average exercise price of outstanding options, warrants and rights b	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) c
Equity compensation plans approved by security holders	3,011,653	$29.71	443,763

THE BOARD RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL.

PROPOSAL 3: RATIFICATION OF SELECTION OF AN
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2006. The Board recommends that the shareholders ratify this selection. Ernst & Young LLP has been the Company's independent registered public accounting firm since its incorporation in 1971. We expect representatives of Ernst & Young LLP to attend the annual meeting. Ernst & Young LLP has indicated that they will have no statement to make but will be available to respond to questions. If this Proposal 3 does not pass, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee and the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL

        The following table summarizes Ernst & Young LLP audit fees for 2005 and 2004.

Service	2005	2004
Audit Fees	$1,129,100	$	l,063,900
Audit Related Fees	$141,600		$166,300
Tax Fees	$28,900		$25,200
All Other Fees	$6,000		$6,000
Total	$1,305,600		$1,261,400

Audit Fees

        The aggregate fees billed for professional services rendered for the audit of the Company's annual consolidated financial statements, statutory and subsidiary audits, reports on internal controls and the reviews of the Company's financial statements included in the quarterly reports on Form 10-Q and out-of-pocket expenses were $1,129,100 and $1,063,900 for fiscal years 2005 and 2004, respectively.

Audit Related Fees

        The Audit Related Fees for 2005 and 2004 include fees for benefit plan audits and other attestation reports.

Tax Fees

        The Tax Fees for 2005 and 2004 were primarily related to expatriate tax services and other advisory services.

All Other Fees

        The All Other Fees category for 2005 and 2004 include fees billed for copyrighted and other professional on-line publication services provided by an affiliate of Ernst & Young LLP.

Audit Committee Pre-Approval

        All audit and non-audit services rendered by our independent registered public accounting firm were pre-approved by the Audit Committee in accordance with the pre-approval policies discussed further in the Audit Committee Report.

OTHER BUSINESS

        The Board knows of no other business for consideration at the annual meeting. Your signed proxy or proper telephone or Internet vote gives authority to the proxies to vote at their discretion on other matters properly presented at the annual meeting, or adjournment or postponement of the meeting.

        A copy of the Company's Annual Report on Form 10-K, including the related financial statements and schedules filed with the SEC, is available without charge to any shareholder who requests a copy in writing. Any exhibit to Form 10-K is also available upon written request at a reasonable charge for copying and mailing. Written requests should be made to the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813.

Appendix A

AMENDMENT NO. 2006-1 TO
THE BANK OF HAWAII CORPORATION
2004 STOCK AND INCENTIVE COMPENSATION PLAN

        In accordance with the provisions of Article 16 of the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan ("Plan"), and conditioned upon the approval of shareholders no later than one year after the date of adoption by the Board of Directors of Bank of Hawaii Corporation, the Plan is hereby amended, effective as of the date of shareholder approval, as follows:

        The first paragraph of Section 4.1 of the Plan shall be amended to increase the total number of shares reserved and available for grant under the Plan, and to increase the limit on the number of shares which may be issued as ISOs and NQSOs, by adding the following paragraph at the end thereof:

        The Share Authorization shall be increased by one million (1,000,000) Shares effective as of the date of shareholder approval of this increase. Accordingly, as of such effective date and subject to applicable adjustments under Sections 4.1 and 4.2, the aggregate Share Authorization under the Plan shall be one million seven hundred thousand (1,700,000) Shares. Furthermore, as of such effective date, the maximum number of Shares that may be issued pursuant to Awards in the form of ISOs shall be increased by one million (1,000,000) Shares to one million seven hundred thousand (1,700,000) Shares, and the maximum number of Shares that may be issued pursuant to Awards in the form of NQSOs shall be increased by one million (1,000,000) Shares to one million seven hundred thousand (1,700,000) Shares.

        To record the adoption of this amendment to the Plan, the Bank of Hawaii Corporation has executed this document as of this            day of                        , 2006.

BANK OF HAWAII CORPORATION
By
Its
By
Its

Bank of Hawaii Corporation
2004 Stock and Incentive Compensation Plan

Article 1. Establishment, Purpose, and Duration

        1.1    Establishment of the Plan.    Bank of Hawaii Corporation, a Delaware corporation (hereinafter referred to as the "Company"), establishes an incentive compensation plan to be known as the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan (hereinafter referred to as the "Plan"), as set forth in this document.

        The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights ("SARs"), Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Stock-Based Awards.

        The Plan shall become effective upon shareholder approval of the Plan (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

        1.2    Purpose of the Plan.    The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company's shareholders, and by providing Participants with an incentive for outstanding performance.

        The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

        1.3    Duration of the Plan.    Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no future Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) the adoption of the Plan by the Board, and (b) the Effective Date.

        1.4    Successor Plan.    This Plan shall serve as the successor to the Pacific Century Financial Corporation Stock Option Plan of 1994 (the "Predecessor Plan"), and no further grants can be made under the Predecessor Plan on or after January 1, 2004. All outstanding Awards under the Predecessor Plan immediately prior to the Effective Date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as Awards under this Plan. However, each such Award shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant or issuance and, except as otherwise expressly provided herein, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated Awards. Any Shares of common stock reserved for issuance under the Predecessor Plan in excess of the number of Shares as to which Awards have been awarded as of January 1, 2004 thereunder shall be deemed available for grant under Section 4.1 of the Plan. Any Shares as to which Awards granted or issued under the Predecessor Plan that may lapse, expire, terminate, or be cancelled, are settled in cash in lieu of common stock, are tendered (either by actual delivery or attestation) to pay the Option Price, or satisfy any tax withholding requirements also shall be deemed available for issuance or reissuance under Section 4.1 of the Plan.

Article 2. Definitions

        Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

  2.1
  "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

  2.2
  "Award" means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards.

  2.3
  "Award Agreement" means either (i) an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

  2.4
  "Beneficial Owner or Beneficial Ownership" shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.

  2.5
  "Board" or "Board of Directors" means the Board of Directors of the Company.

  2.6
  "Cash-Based Award" means an Award granted to a Participant as described in Article 10 herein.

  2.7
  "Cause" means (i) willful misconduct on the part of a Participant that is detrimental to the Company, its Affiliates, and/or its Subsidiaries; or (ii) the conviction of a Participant for the commission of a felony or crime involving turpitude. "Cause" under either (i) or (ii) shall be determined in good faith by the Committee.

  2.8
  "Change in Control" shall occur for purposes of the Plan or the Predecessor Plan if any of the following events occur:

  (a)
  The acquisition by any individual, entity, or group (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company) of Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities with respect to the election of Directors of the Company;

  (b)
  The consummation of a reorganization, merger, or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company; excluding, however, a corporate transaction pursuant to which all or substantially all of the individuals or entities who are the Beneficial Owners of the Company immediately prior to the corporate transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of the outstanding shares of common stock of the resulting entity and of the combined voting power of the outstanding securities entitled to vote for the election of directors of such entity; or

  (c)
  Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a Director of the Company subsequent to the Effective Date, whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board.

    As of the Effective Date, the Change in Control definition described in this Section 2.8 shall constitute an amendment to Section 2.1(f) of the Predecessor Plan and shall replace the definition thereunder.

  2.9
  "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

  2.10
  "Committee" means the Human Resources and Compensation Committee of the Board of Directors. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

  2.11
  "Company" means Bank of Hawaii Corporation, a Delaware corporation, and any successor thereto as provided in Article 18 herein.

  2.12
  "Covered Employee" means a Participant who is a "covered employee," as defined in Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code, or any successor statute.

  2.13
  "Director" means any individual who is a member of the Board of Directors of the Company.

  2.14
  "Employee" means any employee of the Company, its Affiliates, and/or its Subsidiaries. Directors who are not otherwise employed by the Company, its Affiliates, and/or its Subsidiaries shall not be considered Employees under this Plan.

    Individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are considered to be Employees and may be granted Awards on the terms and conditions set forth in the Plan, or on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan

  2.15
  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.16
  "Fair Market Value" or "FMV" means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange ("NYSE") or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition of FMV shall be specified in the Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine an Award's FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

  2.17
  "Fiscal Year" means the year commencing on January 1 and ending December 31 or other time period as approved by the Board.

  2.18
  "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

  2.19
  "Full Value Award" means an Award other than in the form of an ISO, NQSO, or SAR and which is settled by the issuance of Shares.

  2.20
  "Grant Price" means the price at which a SAR may be exercised by a Participant, as determined by the Committee and set forth in Section 7.1 herein.

  2.21
  "Incentive Stock Option" or "ISO" means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

  2.22
  "Independent Contractor" means an individual providing services to the Company, its Affiliates, and/or its Subsidiaries, other than a Director who is not also an Employee of the Company, its Affiliates, and/or its Subsidiaries. Such Independent Contractor shall be eligible to participate in the Plan as selected by the Committee in accordance with Article 5. Notwithstanding any other provision in the Plan to the contrary, the following shall apply in the case of an Independent Contractor who is allowed to participate in the Plan: (a) with respect to any reference in this Plan to the working relationship between such Independent Contractor and the Company, its Affiliates, and/or its Subsidiaries, the term "service" shall apply as may be appropriate in lieu of the term "employment" or "employ"; (b) no such Independent Contractor shall be eligible for a grant of an ISO; and (c) the exercise period and vesting of an Award following such Independent Contractor's termination from service shall be specified and governed under the terms and conditions of the Award as may be determined by the Committee and set forth in the Independent Contractor's Award Agreement related to such Award.

  2.23
  "Insider" shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

  2.24
  "Nonqualified Stock Option" or "NQSO" means an Option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.

  2.25
  "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

  2.26
  "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

  2.27
  "Participant" means an Employee or Independent Contractor who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

  2.28
  "Performance-Based Compensation" means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

  2.29
  "Performance Measures" means measures as described in Article 11 on which the performance goals are based and which are approved by the Company's shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

  2.30
  "Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

  2.31
  "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

  2.32
  "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

  2.33
  "Period of Restriction" means the period when Awards are subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Committee, at its discretion.

  2.34
  "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

  2.35
  "Restricted Stock" means an Award of Shares granted to a Participant pursuant to Article 8 herein.

  2.36
  "Restricted Stock Unit" means an Award granted to a Participant pursuant to Article 8 herein.

  2.37
  "Shares" or "Stock" means the Shares of common stock of the Company.

  2.38
  "Stock Appreciation Right" or "SAR" means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

  2.39
  "Stock-Based Award" means an Award granted pursuant to the terms of Section 10.2 herein.

  2.40
  "Subsidiary" means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

  2.41
  "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled) or an SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR.

Article 3. Administration

        3.1    General.    The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, and other persons, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.

        3.2    Authority of the Committee.    The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 16, adopting modifications and amendments, or subplans to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company, its Affiliates, and/or its Subsidiaries operate.

        3.3    Delegation.    The Committee may delegate to one or more of its members or to one or more officers of the Company, its Affiliates and/or its Subsidiaries, or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Except with respect to Awards to Insiders, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate officers, Employees, or Independent Contractors of the Company, its Affiliates, and/or its Subsidiaries to be recipients of Awards; and (b) determine the size of the Award; provided, however, that the resolution providing such authorization sets forth the total number of Awards such officer or officers may grant.

Article 4. Shares Subject to the Plan and Maximum Awards

        4.1    Number of Shares Available for Awards.    Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan (the "Share Authorization") shall be seven hundred thousand (700,000) Shares. The maximum number of Shares that may be issued pursuant to Awards in the form of ISOs shall be seven hundred thousand (700,000) Shares and the maximum number of Shares that may be issued in the form of NQSOs shall be seven hundred thousand (700,000) Shares. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee's permission for Awards not involving Shares, shall be available again for grant under the

Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

        Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an "Annual Award Limit," and collectively, "Annual Award Limits") shall apply to grants of such Awards under the Plan:

  (a)
  Options: The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Award granted in any one Fiscal Year to any one Participant shall be two and one-half million (2,500,000) Shares, plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Fiscal Year.

  (b)
  SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one Fiscal Year to any one Participant shall be two and one-half million (2,500,000) Shares, plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Fiscal Year.

  (c)
  Restricted Stock/Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock/Restricted Stock Units granted in any one Fiscal Year to any one Participant shall be five hundred thousand (500,000) Shares, plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Fiscal Year.

  (d)
  Performance Shares/Performance Units: The maximum aggregate Award of Performance Shares or Performance Units that a Participant may receive in any one Fiscal Year shall be five hundred thousand (500,000) Shares, or equal to the value of five hundred thousand (500,000) Shares determined as of the date of vesting or payout, as applicable, plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Fiscal Year.

  (e)
  Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Fiscal Year may not exceed ten million dollars ($10,000,000) determined as of the date of vesting or payout, as applicable, plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Fiscal Year.

  (f)
  Stock Awards. The maximum aggregate grant with respect to Awards of Stock-Based Awards in any one Fiscal Year to any one Participant shall be five-hundred thousand (500,000) Shares, plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Fiscal Year.

        4.2    Adjustments in Authorized Shares.    In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, Stock dividend, Stock split, reverse Stock split, split up, spin-off, or other distribution of Stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, and other value determinations applicable to outstanding Awards.

        Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

        Subject to the provisions of Article 15 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any merger, consolidation, acquisition of property or Stock, or reorganization, upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion, all without further action by the Company's shareholders.

Article 5. Eligibility and Participation

        5.1    Eligibility.    Individuals eligible to participate in the Plan include all Employees and Independent Contractors.

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may from time to time, select from all eligible Employees and Independent Contractors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

        6.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, provided that ISOs shall not be granted to Independent Contractors.

        6.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

        6.3    Option Price.    The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price may include (but not be limited to) an Option Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, an Option Price that is set at a premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion, however, if the Option is an ISO the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.

        6.4    Duration of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

        6.5    Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

        6.6    Payment.    Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

        The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price (provided, if required to maintain favorable accounting treatment for the Options granted, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement.

        The Committee also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

        Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, Share certificates or evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option(s).

        Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

        6.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

        6.8    Termination of Employment.    Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

        6.9    Transferability of Options.

  (a)
  Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

  (b)
  Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement or otherwise at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant's Award Agreement or otherwise at any time by the Committee, or unless the Board or the Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

        6.10    Notification of Disqualifying Disposition.    The Participant will notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

        6.11    Dividend Equivalents.    At the discretion of the Committee, Participants holding Options may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividend equivalents may be in the form of cash, Shares, Restricted Stock, or Restricted Stock Units, and may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

Article 7. Stock Appreciation Rights

        7.1    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

        Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

        The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price may include (but not be limited to) a Grant Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, a Grant Price that is set at a premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

        7.2    SAR Agreement.    Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

        7.3    Term of SAR.    The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

        7.4    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

        7.5.    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

        Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

        7.6    Payment of SAR Amount.    Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

  (a)
  The difference between the FMV of a Share on the date of exercise over the Grant Price; by

  (b)
  The number of Shares with respect to which the SAR is exercised.

        At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the SAR.

        7.7    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        7.8    Nontransferability of SARs.    Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant's Award Agreement or otherwise unless the Board or the Committee decides to permit further transferability, all SARs granted to a Participant under this Article 7 shall be exercisable during his or her lifetime only by such Participant.

        7.9    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of an SAR for a specified period of time.

        7.10    Substituting SARs.    In the event the Company no longer uses APB Opinion 25 to account for equity compensation and is required to or elects to expense the cost of Options pursuant to FAS 123 (or a successor standard), the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in Stock (or SARs paid in Stock or cash at the Committee's discretion) for outstanding Options; provided, the terms of the substituted Stock SARs are the same as the terms for the Options and the difference between the Fair Market Value of the underlying Shares and the Grant Price of the SARs is equivalent to the difference between the Fair Market Value of the underlying Shares and the Option Price of the Options. If, in the opinion of the Company's auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

        7.11    Dividend Equivalents.    At the discretion of the Committee, Participants holding SARs may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividend equivalents may be in the form of cash, Shares, Restricted Stock, or Restricted Stock Units, and may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

Article 8. Restricted Stock and Restricted Stock Units

        8.1    Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts, as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

        8.2    Restricted Stock or Restricted Stock Unit Agreement.    Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

        8.3    Transferability.    Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

        8.4    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable federal or state securities laws, or any holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

        To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

        Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

        8.5    Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:

        The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Bank of Hawaii Corporation's 2004 Equity and Incentive Compensation Plan, and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Bank of Hawaii.

        8.6    Voting Rights.    To the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

        8.7    Dividends and Dividend Equivalents.    During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to Restricted Stock or dividend equivalents with respect to Restricted Stock Units while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units and such dividends or dividend equivalents may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee.

        8.8    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        8.9    Section 83(b) Election.    The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Shares and Performance Units

        9.1    Grant of Performance Shares and Performance Units.    Subject to the terms of the Plan, Performance Shares and/or Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

        9.2    Value of Performance Shares and Performance Units.    Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares/Performance Units that will be paid out to the Participant.

        9.3    Earning of Performance Shares and Performance Units.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.

        9.4    Form and Timing of Payment of Performance Shares and Performance Units.    Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units as soon as practicable after the end of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        9.5    Dividend Equivalents.    At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

        9.6    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance

Shares or Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        9.7    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 10. Cash-Based Awards and Stock-Based Awards

        10.1    Grant of Cash-Based Awards.    Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

        10.2    Stock-Based Awards.    The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

        10.3    Value of Cash-Based and Stock-Based Awards.    Each Cash-Based Award shall have a value as may be determined by the Committee. Each Stock-Based Award shall have a value based on the value of a Share, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based and Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

        10.4    Earning of Cash-Based and Stock-Based Awards.    Subject to the terms of this Plan, the holder of Cash-Based and Stock-Based Awards shall be entitled to receive payout on the number and value of Cash-Based Awards and Stock-Based Awards earned by the Participant, to be determined as a function of the extent to which applicable performance goals, if any, have been achieved.

        10.5    Form and Timing of Payment of Cash-Based and Stock-Based Awards.    Payment of earned Cash-Based and Stock-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Cash-Based Awards or earned Stock-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of the earned Cash-Based Awards or to the value of the earned Stock-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        10.6    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards and Stock-Based Awards following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards and Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        10.7    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, Cash-Based Awards and Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

        10.8    Dividend Equivalents    At the discretion of the Committee, Participants holding Stock-Based Awards may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

Article 11. Performance Measures

        Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

  (a)
  Earnings per share (actual or targeted growth);

  (b)
  Net income after capital costs;

  (c)
  Net income (before or after taxes);

  (d)
  Return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity);

  (e)
  Efficiency ratio;

  (f)
  Full-time equivalency control;

  (g)
  Stock price (including, but not limited to, growth measures and total shareholder return);

  (h)
  Noninterest income compared to net interest income ratio;

  (i)
  Expense targets;

  (j)
  Margins;

  (k)
  Operating efficiency;

  (l)
  EVA®; and

  (m)
  Customer satisfaction.

        Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (h) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

        The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) reorganization or restructuring programs; (e) extraordinary or nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered

Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

        Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward.

        In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 12. Beneficiary Designation

        A Participant's "beneficiary" is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant's death. A Participant may designate a beneficiary or change a previous beneficiary designation at any time by using forms and following procedures approved by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant's death the beneficiary shall be the Participant's estate.

        Notwithstanding the provisions above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 12, or both. If the Committee suspends the process of designating beneficiaries on forms and in accordance with procedures it has approved pursuant to this Article 12, the determination of who is a Participant's beneficiary shall be made under the Participant's will and applicable state law.

Article 13. Deferrals and Share Settlements

        Notwithstanding any other provision under the Plan, the Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, or with respect to the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 14. Rights of Employees and Independent Contractors

        14.1    Employment.    Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant's employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company, its Affiliates, and/or its Subsidiaries.

        Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company, its Affiliates, and/or its Subsidiaries for severance payments.

        For purposes of the Plan, transfer of employment of a Participant between the Company, its Affiliates, and/or its Subsidiaries shall not be deemed a termination of employment. Additionally, the Committee shall have the ability to stipulate in a Participant's Award Agreement that a transfer to a company that is spun-off from the Company shall not be deemed a termination of employment with the Company for purposes of the Plan until the Participant's employment is terminated with the spun-off company.

        14.2    Participation.    No Employee or Independent Contractor shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

        14.3    Rights as a Shareholder.    A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 15. Change in Control

        Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

  (a)
  Any and all Options and SARs granted hereunder shall become immediately exercisable; additionally, if a Participant's employment is terminated for any other reason except Cause within twelve (12) months of such Change in Control, the Participant shall have until the earlier of: (i) twelve (12) months following such termination date; or (ii) the expiration of the Option or SAR term, to exercise any such Option or SAR;

  (b)
  Any Period of Restriction for Restricted Stock and Restricted Stock Units granted hereunder that have not previously vested shall end, and such Restricted Stock and Restricted Stock Units shall become fully vested;

  (c)
  The target payout opportunities attainable under all outstanding Awards under the Plan which are subject to achievement of any of the Performance Measures specified in Article 11, or any other performance conditions or restrictions that the Committee has made the Award contingent upon, shall be deemed to have been fully earned as of the effective date of the Change in Control.

  (i)
  The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control. The Committee has the authority to pay all or any portion of the value of the Shares in cash.

  (ii)
  Awards denominated in cash shall be paid pro rata to Participants with the proration determined as a function of the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

  (d)
  Subject to Article 16, herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

Article 16. Amendment, Modification, Suspension, and Termination

        16.1    Amendment, Modification, Suspension, and Termination.    The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. Notwithstanding anything herein to the contrary, without the prior approval of the Company's shareholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option. No amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

        16.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

        16.3    Awards Previously Granted.    Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 17. Withholding

        17.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant's FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan.

        17.2    Share Withholding.    With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of Awards granted hereunder, the Company may require or Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a FMV of a Share on the date the tax is to be determined equal to the tax that could be imposed on the transaction, provided that if required by the accounting rules and regulations to maintain favorable accounting treatment for the Awards, the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18. Successors

        All obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 19. General Provisions

        19.1    Forfeiture Events.    The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

        19.2    Legend.    The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

        19.3    Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

    (a)
    Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

    (b)
    Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

        19.4    Investment Representations.    The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

        19.5    Employees Based Outside of the United States.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Independent Contractors, the Committee, in its sole discretion, shall have the power and authority to:

    (a)
    Determine which Affiliates and Subsidiaries shall be covered by the Plan;

    (b)
    Determine which Employees and Independent Contractors outside the United States are eligible to participate in the Plan;

    (c)
    Modify the terms and conditions of any Award granted to Employees or Independent Contractors outside the United States to comply with applicable foreign laws;

    (d)
    Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.5 by the Committee shall be attached to this Plan document as appendices; and

    (e)
    Take any action, before or after an Award is made that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

        Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

        19.6    Uncertificated Shares.    To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

        19.7    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Affiliates, and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, its Affiliates, and/or its Subsidiaries and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, its Affiliates, and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

        19.8    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

        19.9    Retirement and Welfare Plans.    The Awards under this Plans will not be included as "compensation" for purposes of computing benefits payable to any Participant under the Company's retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit.

Article 20. Legal Construction

        20.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

        20.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        20.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

        The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        20.4    Securities Law Compliance.    The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national or foreign securities laws, stock exchange, or automated quotation system. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        20.5    Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the State of Hawaii, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Hawaii, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

Notice of the Annual Meeting of Shareholders
April 28, 2006

Shareholders of record of Bank of Hawaii Corporation common stock at the close of business on February 28, 2006 are entitled to attend the meeting and vote on the business brought before it. The meeting will be held on Friday, April 28, 2006 at 8:30 a.m. on the Sixth Floor of the Bank of Hawaii Building, 111 South King St., Honolulu, Hawaii.

We look forward to seeing you at the meeting. However, if you cannot attend the meeting, your shares may still be voted if you complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid return envelope. You also may vote by telephone or electronically via the Internet. By voting your proxy each year, you can keep your account active and avoid the potential escheatment of uncashed dividends and stock holdings to the state. The accompanying proxy statement, also available online at www.boh.com, provides certain background information that will be helpful in deciding how to cast your vote on business transacted at the meeting.

By Order of the Board of Directors

CYNTHIA G. WYRICK
Executive Vice President and Corporate Secretary
Bank of Hawaii Corporation

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON
APRIL 28, 2006

The undersigned hereby constitutes and appoints MICHAEL J. CHUN, ROBERT HURET and DONALD M. TAKAKI, and each of them, the proxy of the undersigned, with full powers of substitution, to vote all common stock of Bank of Hawaii Corporation, that the undersigned may be entitled to vote at the annual meeting of shareholders of Bank of Hawaii Corporation to be held on April 28, 2006, or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND PROPOSALS, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

INSTRUCTIONS FOR VOTING YOUR PROXY

Bank of Hawaii Corporation is offering shareholders of record three alternative ways of voting your proxies:
    •    By Telephone (using a touch-tone telephone)    •    Through the Internet (using a browser)     •    By Mail (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING

Available only until 5:00 p.m. Eastern time on Thursday, April 27, 2006
    •    This method of voting is available for residents of the U.S. and Canada.
    •    On a touch tone telephone, call TOLL FREE 1-877-450-9556, 24 hours a day, 7 days a week.
    •    You will be asked to enter ONLY the CONTROL NUMBER shown below.
    •    Have your proxy card ready, then follow the simple instructions.
    •    Your vote will be confirmed and cast as you directed.

INTERNET VOTING

Available only until 5:00 p.m. Eastern time on Thursday, April 27, 2006.
    •    Visit our Internet voting Website at http://proxy.georgeson.com
    •    Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen.

VOTING BY MAIL

    •    Simply mark, sign and date your proxy card and return it in the postage-paid envelope.
    •    If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER                                                 CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

X Please mark
votes as in
this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE FOLLOWING PROPOSALS:

		FOR ALL nominees listed	WITHHOLD AUTHORITY	FOR ALL EXCEPT
1.	Elect the following directors:
	Class II	☐	☐	☐
S. Haunani Apoliona, Clinton R. Churchill, David A. Heenan, Allan R. Landon
Class I Kent T. Lucien
(To withhold authority for any nominee, write his name on the line below.)
*Exception

		FOR	AGAINST	ABSTAIN
2.	Approve an Amendment to the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Ratification of Selection of Independent Registered Public Accounting Firm.	☐	☐	☐
DATE:	, 2006
SIGNATURE
SIGNATURE (JOINT OWNERS)

Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, both owners must sign.

QuickLinks

TABLE OF CONTENTS
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be held April 28, 2006
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS BOARD OF DIRECTORS
THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.
NOMINEES FOR ELECTION FOR CLASS II DIRECTORS WITH TERMS EXPIRING IN 2009
NOMINEE FOR ELECTION FOR CLASS I DIRECTOR WITH TERM EXPIRING IN 2008
CLASS I DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2008
CLASS III DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2007
BENEFICIAL OWNERSHIP
AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
CORPORATE GOVERNANCE BOARD STRUCTURE & COMPENSATION
BOARD COMMITTEES AND MEETINGS
Audit Committee: 7 Meetings in 2005
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION REPORT OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR
STOCK OPTION GRANTS IN LAST FISCAL YEAR(1)
PENSION PLAN TABLE
PROPOSAL 2: AMENDMENT OF BANK OF HAWAII CORPORATION 2004 STOCK AND INCENTIVE COMPENSATION PLAN TO INCREASE AVAILABLE SHARES
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL.
Equity Compensation Plan Information December 31, 2005
PROPOSAL 3: RATIFICATION OF SELECTION OF AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER BUSINESS
  Appendix A
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2006
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE FOLLOWING PROPOSALS